Exhibit 2

[*] indicates that a confidential portion of the text of this agreement has been omitted. The non-public information has been filed separately with the Securities and Exchange Commission.


                                                                  EXECUTION COPY




                             COLLABORATION AGREEMENT


     This Collaboration Agreement, dated as of September 23, 2004 (the "Effective Date"), is between XOMA (US) LLC, a Delaware limited liability company ("XOMA"), located at 2910 Seventh Street, Berkeley, CA 94710, and APHTON CORPORATION, a Delaware corporation ("Aphton"), located at 80 SW Eighth Street, Suite 2160, Miami, FL 33130.

                              W I T N E S S E T H :

     WHEREAS, Aphton possesses scientific and technical proprietary technology, know-how, patents and resources relating to the development, manufacture and commercialization of Target Antigens (as defined below);

     WHEREAS, XOMA possesses scientific and technical resources relating to the generation, development, manufacture and commercialization of products derived from antibodies; and

     WHEREAS, Aphton and XOMA wish to enter into a collaborative effort to generate, Develop, Manufacture and Commercialize Product(s) in the Field (as such terms are defined below) to be governed by this Agreement (the "Collaboration");

     NOW, THEREFORE, XOMA and Aphton hereby agree as follows:

1. DEFINITIONS

     1.1 Definitions. The following capitalized terms shall have the following meanings for purposes of this Agreement:

     "Adverse Drug Reaction" means any untoward medical occurrence in a patient or subject who is administered a Product, whether or not considered related to the Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Product.

     "Affiliate" means any corporation, association or other entity that directly or indirectly controls, is controlled by or is under common control with the Party in question. As used herein with respect to a corporation, association or other entity, the term "control" means control with possession of the power to direct, or cause the direction of, the management and policies of such corporation, association or other entity.

     "Agreement" means this document, together with all Schedules hereto.

     "Allocable Overhead" has the meaning set forth in Schedule A.

     "Allowable Expenses" has the meaning set forth in Schedule A.

     "[*] Dispute" means any dispute related solely to (i) [*]; or (ii) the [*].

     "Aphton Background Technology" means all Patent Rights, technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) that are necessary or potentially useful for the discovery, screening, design, synthesis, delivery, development, testing, use, manufacture, sale, import or export of any Product in the Field that exist as of the Effective Date and are Controlled by Aphton. For the avoidance of doubt, the Parties acknowledge that, to the extent any Aphton Background Technology is governed by one or more agreements with one or more Third Parties, such Aphton Background Technology is subject to the limitations and restrictions set forth in such Third Party agreement(s).

     "Aphton Collaboration Technology" means all Patent Rights, technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) that both: (a) are necessary for or potentially useful in connection with the discovery, screening, design, synthesis, delivery, development, testing, use, manufacture, sale, import or export of any Product in the Field, and (b) are conceived or reduced to practice solely by Aphton or any Third Party on Aphton's behalf in the course of the Collaboration.

     "Aphton Marketing/Development Partner" has the meaning set forth in Section 5.5(a).

     "Aphton Marketing/Development Partner Revenue" has the meaning set forth in Schedule A.

     "Aphton Technology" means all Aphton Background Technology and Aphton Collaboration Technology.

     "BLA" means a Biologics License Application (as defined in the FDC Act) and any other equivalent marketing authorization application or other license, registration or other application seeking approval from a Regulatory Authority to market a Product in the Field in the Territory.

     "Breaching Party" has the meaning set forth in Section 14.2(b).

     "Budgeted Detail Effort" means for each Party, its percentage of the Budgeted Total Detail Effort for each year.

     "Budgeted Total Detail Effort" means for each calendar year the total number of Details as set forth in the applicable Commercialization Plan (if any) approved by the Steering Committee.

     "Business Heads" means the Chief Executive Officer of Aphton and the Chief Executive Officer or Chief Operating Officer of XOMA.

     "cGMP Requirements" means the FDA's current good manufacturing practice requirements as promulgated under the FFDCA at 21 C.F.R. (parts 210 and 211), and as further defined by FDA guidance documents, as amended from time to time.

     "Claim" has the meaning set forth in Section 15.1(a).

     "Collaboration" has the meaning set forth in the Recitals.

     "Collaboration Technology" means individually or collectively Aphton Collaboration Technology, XOMA Collaboration Technology and Joint Collaboration Technology.

     "Combination Product" has the meaning set forth in Schedule A.

     "Commercialization" or "Commercialize" means any and all activities associated with marketing, promoting, communicating (including medical communications and publications), distributing, importing, exporting or selling a Product in the Field as set forth in the applicable Commercialization Plan or conducted by a Joint Marketing/Development Partner, including the conduct of any activities (including any Post-Approval Studies) directed to obtaining pricing and reimbursement approvals and any other Post-Approval Studies not included in Development, by a Party, its Affiliates or licensees or sublicensees.

     "Commercialization Committee" has the meaning set forth in Section 3.1(c).

     "Commercialization Dispute" means any matter as to which the [*] Committee cannot reach unanimity and any matter pertaining to a [*] as to which the Steering Committee cannot reach unanimity.

     "Commercialization Expenses" has the meaning set forth in Schedule A.

     "Commercialization Plan" has the meaning set forth in Section 5.1(b).

     "Commercialization Program" means the Commercialization of a Product in the Field in accordance with this Agreement.

     "Commercially Reasonable and Diligent Efforts" means those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other pharmaceutical products of similar potential and market size by participants in the biopharmaceutical industry having similar resources to companies the size of Aphton or XOMA generally.

     "Committee" means any of the Steering Committee, the Development Committee and the Commercialization Committee, each as defined in this Article 1 and described in Article 3 (together with any other committee or sub-committee contemplated hereby or established in accordance with this Agreement).

     "Confidential Information" has the meaning set forth in Section 11.1.

     "Consumer Promotion" has the meaning set forth in Schedule A.

     "Continuing Party" has the meaning set forth in Section 8.5(b).

     "Control" or "Controlled" means with respect to any material, know-how or other information or intellectual property right, the possession (whether by ownership or license, other than solely by virtue of licenses granted in this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access or a license as provided herein without violating the terms of any agreement or other arrangement with any Third Party.

     "Co-Promotion" or "Co-Promote" means the joint Commercialization of one or more Products in the Field in the Territory by both Parties under the same trademark.

     "Cost of Goods Sold" or "COGS" has the meaning set forth in Schedule A.

     "Detail" means a sales presentation by a professional sales representative to a target physician involved in prescribing a Product in which the primary purpose is to discuss the benefits and features of such Product.

     "Detail Effort" means with respect to a Party (or its sublicensee), and for any calendar year, the actual number of Details given by its sales force for such calendar year.

     "Development" or "Develop" means the conduct of all tests, clinical and other studies and other activities (including test method development, toxicology studies, statistical analysis and report writing, preclinical and other testing, packaging and regulatory affairs, product approval and registration activities) set forth in, or required to obtain the information set forth in, the Development Plan, including such tests, studies (including Post-Approval Studies) and other activities as may be required or recommended from time to time by any Regulatory Authority to obtain, maintain or expand Regulatory Approval of a Product in the Field but excluding any Post-Approval Studies that are not so required or recommended by a Regulatory Authority and also excludes any such studies which are required for purposes of obtaining or maintaining a pricing or reimbursement approval.

     "Development Committee" has the meaning set forth in Section 3.1(b).

     "Development Dispute" means any matter as to which the [*] Committee cannot reach unanimity and any matter pertaining to a [*] (and including, without limitation, determinations under [*]) as to which the Steering Committee cannot reach unanimity.

     "Development Expenses" has the meaning set forth in Schedule A.

     "Development Plans" has the meaning set forth in Section 4.2.

     "Development Program" means the Development of Product(s) in the Field in accordance with Article 4 hereof.

     "Disclosing Party" has the meaning set forth in Section 11.1.

     "Distribution Expenses" has the meaning set forth in Schedule A.

     "[*] Dispute" means any dispute related to development decisions of a Committee with respect to any Product relating to a [*], including [*].

     "Education" has the meaning set forth in Schedule A.

     "Effective Date" has the meaning set forth in the Preamble.

     "Elected Percentage" has the meaning set forth in Section 5.4(b).

     "EMEA" means the European Agency for the Evaluation of Medicinal Products (or any successor thereto).

     "Europe" means Norway, Switzerland and those countries that are member states of the European Union from time to time; provided, however, that with respect to the exercise of any rights hereunder to Opt Out of a particular Product in Europe, the definition of Europe shall consist of Norway, Switzerland and all those countries, but only those countries, that are member states of the European Union at the time such Opt Out is exercised.

     "Expression and Engineering Technologies" means (a) the bacterial cell expression technology Controlled by XOMA Ireland Limited [*] and any improvements thereon; and (b) the Human Engineering(TM) technology Controlled, as of the Effective Date, by XOMA Technology Ltd. [*], and any improvements thereon.

     "External Reason" has the meaning set forth in Section 5.4(e).

     "FDA" means the United States Food and Drug Administration (or any successor thereto).

     "FDC Act" means the United States Food, Drug and Cosmetic Act (or any successor thereto), as amended, and the rules and regulations promulgated thereunder.

     "Field" means the treatment, prophylaxis and/or prevention of any human disease.

     "FTE" means the amount of time devoted by an individual employee to Development Program activities or other activities chargeable by either Party under this Agreement, converted into full-time equivalent units for each applicable functional area (e.g., preclinical, technical development). Time spent on Development Program activities or other activities chargeable by either Party under this Agreement will be converted into full-time equivalent units based on each Party's internal time reporting system and will exclude activities that are not chargeable to the Collaboration (such as Steering Committee, Development Committee and Commercialization Committee participation, leave, training and administrative activities).

     "FTE Costs" means the amounts (which amounts include salaries, fringe benefits, overtime and all other costs, including overhead such as facilities costs, of employing FTEs) determined by multiplying (a) the number of FTEs allocated by a Party during the relevant time period, subject to any limitations set forth in the applicable Development Plan or Commercialization Program or otherwise established by the Development Committee, by (b) the applicable FTE Rates.

     "FTE Rate" means the agreed upon cost per FTE by functional area, to be adjusted annually (beginning in January 2005) for inflation using the latest available U.S. Producer Price Index for Total Manufacturing Industries, unadjusted (PCUOMFG#) as a simple percentage. Such adjustments shall be the responsibility of: (i) the Development Committee with respect to Development FTE Rates; (ii) the Commercialization Committee with respect to Commercialization FTE Rates; and (iii) the Development Committee or Commercialization Committee, as applicable, with respect to Manufacturing FTE Rates. The initial FTE Rates (on a per annum basis) are:

Functional Area                                              Annual FTE Rate
---------------                                              ---------------

Preclinical                                                         $[*]
Clinical & Regulatory                                               $[*]
Technical Development                                               $[*]
Technical Transfer                                                  $[*]
Project Management                                                  $[*]
Quality                                                             $[*]

The Steering Committee shall approve common FTE Rates for any new functional areas that come within the scope of the Collaboration.

     "Future Indication" means any use of a Product for the treatment, prophylaxis or prevention of any human illness, sickness, interruption, cessation or disorder of a particular bodily function, system or organ except the Initial Indication.

     "Future IP" has the meaning set forth in Section 2.6. For the avoidance of doubt, the Parties acknowledge that "Future IP" shall not include any Collaboration Technology.

     "GAAP" means United States generally accepted accounting principles, as they exist from time to time, consistently applied.

     "[*] Agreement" means the Non-Exclusive License Agreement between XOMA Corporation and [*], effective as of [*].

     "Governmental Authority" means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

     "IND" means an application submitted to a Regulatory Authority to initiate human clinical trials of a Product in the Initial Indication or a Future Indication, including a United States Investigational New Drug Application (or any successor application) and its foreign equivalents, and all subsequent submissions, supplements and amendments thereto.

     "Indemnified Group" has the meaning set forth in Section 15.1(a).

     "Indication" or "Indications" means any one or more of the Initial Indication and all Future Indications, if any.

     "Initial Development Plan" has the meaning set forth in Section 4.2.

     "Initial Indication" has the meaning set forth in Section 4.3.

     "Joint Collaboration Technology" means all Patent Rights, technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) for which (i) one or more employees, consultants or agents of Aphton or any other persons obligated to assign such Collaboration Technology to Aphton are inventors under United States patent law; and (ii) one or more employees, consultants or agents of XOMA or any other persons obligated to assign such Collaboration Technology to XOMA are inventors under United States patent law. Notwithstanding the foregoing, any and all Patent Rights, technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) generated by or resulting from any clinical trials of Product pursuant to this Agreement (other than clinical trials conducted by one Party following the Opt Out by the other Party) shall be deemed to be Joint Collaboration Technology.

     "Joint Marketing/Development Partner" has the meaning set forth in Section 5.2.

     "Joint Marketing/Development Partner Revenue" has the meaning set forth in Schedule A.

     "Joint Patent Rights" has the meaning set forth in Section 10.2(b).

     "Launch" means the first commercial sale of a particular Product to unaffiliated Third Parties.

     "Law" or "Laws" means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority in the applicable country of the Territory.

     "Manufacturing" or "Manufacture" means all activities set forth in the applicable Manufacturing Plan associated with the production, processing, filling, finishing, packaging, labeling, shipping and storage of Products in the Field, including stability testing, formulation, manufacturing process development, process validation, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical development and quality assurance and quality control activities.

     "Manufacturing Development Expenses" has the meaning set forth in Schedule
A.

     "Manufacturing Dispute" has the meaning set forth in Section 6.1(a).

     "Manufacturing Plan" has the meaning set forth in Section 6.1(a).

     "Market and Consumer Research" has the meaning set forth in Schedule A.

     "Marketing Management" has the meaning set forth in Schedule A.

     "Net Sales" has the meaning set forth in Schedule A.

     "Non-Breaching Party" has the meaning set forth in Section 14.2(b).

     "Non-Commercial Research Activities" means those research activities engaged in prior to initiation of toxicology studies for the purpose of filing an IND.

     "Operating Profit/Loss" means the amount determined from time to time in accordance with Section 3 of Schedule A.

     "Opt Back In" has the meaning set forth in Section 8.3.

     "Opt Out" has the meaning set forth in Section 8.1.

     "Opt-Out Milestone" means (a) each of the milestones set forth on Schedule
8.1 and (b) any milestone specified as such in an approved Development Plan.

     "Opted Out Party" has the meaning set forth in Section 8.5(b).

     "Other XOMA Entities" means XOMA Ireland Limited, XOMA Technology Ltd. and/or any other Affiliate of XOMA.

     "Party" means Aphton or XOMA, as the case may be, and "Parties" means Aphton and XOMA.

     "Patent Rights" means, with respect to Aphton or XOMA, all United States and foreign patents Controlled by Aphton or XOMA, respectively, as to which a sublicense can be granted, at any time during the Term of this Agreement, which would be infringed by the use, development, manufacture, sale, import or export of a Product or which would be infringed by other activities to be performed by the Parties in accordance with this Agreement, including all United States and foreign patents and patent applications (including all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part and divisions thereof). Patent Rights shall not include the Expression and Engineering Technologies, which technologies shall be subject to the provisions of Section 9.3(c).

     "Phage Display License Agreements" shall mean the license agreements listed on Schedule 1.1A.

     "Phase I Study" means a Phase I clinical trial as prescribed by applicable FDA regulations, or corresponding regulations of any comparable entity.

     "Phase II Study" means a Phase II clinical trial as prescribed by applicable FDA regulations, or corresponding regulations of any comparable entity.

     "Phase III Study" means a Phase III clinical trial as prescribed by applicable FDA regulations, or corresponding regulations of any comparable entity.

     "Plans" means any Commercialization Plan, Development Plan, Manufacturing Plan or other plan approved through the Committee process relating to the Manufacture or the joint Development or Commercialization of any Product under this Agreement.

     "Post-Approval Study" means a clinical trial conducted after Regulatory Approval of the applicable Product for the applicable Indication has been obtained in the relevant country.

     "Product" means any composition of matter or article of manufacture that, in whole or in part, contains, comprises or is derived from an antibody or antibodies, or any fragment or derivative of any such antibody or antibodies, that bind with at least 100 micro-molar affinity to a Target Antigen.

     "Product Trademark" means one or more trademarks or logos that are used for the Commercialization of a Product in the Field in the Territory.

     "Prosecuting Party" has the meaning set forth in Section 10.2(b).

     "Receiving Party" has the meaning set forth in Section 11.1.

     "Region" means each of (a) the USA, (b) Europe, (c) Japan and (d) the Rest of World.

     "Regulatory Approval" means any and all approvals (including, where applicable, pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the testing or sale of a Product in the Field.

     "Regulatory Authority" means any governmental authority in a country or region that regulates the manufacture or sale of pharmaceutical products, including the FDA and the EMEA, and any successors thereto.

     "Rest of World" means the Territory other than the USA, Europe and Japan.

     "Sales and Marketing Expenses" has the meaning set forth in Schedule A.

     "Sales Returns and Allowances" has the meaning set forth in Schedule A.

     "Selling Expenses" has the meaning set forth in Schedule A.

     "Specifications" means with respect to any Product, the applicable written specifications for such Product in effect at a particular time including, but not limited to, specifications provided in any Regulatory Approval for such Product.

     "Steering Committee" has the meaning set forth in Section 3.1(a).

     "Target Antigen(s)" means any amino acid sequence, natural or synthetic, that comprises a gastrin ligand [*].

     "Term of this Agreement" means the period from the Effective Date until this Agreement expires or is terminated pursuant to its terms.

     "Territory" means all of the countries in the world.

     "Third Party" means any entity other than Aphton or XOMA and their respective Affiliates.

     "Trade Promotion" has the meaning set forth in Schedule A.

     "USA" means the United States of America, including its territories and possessions, the District of Columbia and Puerto Rico.

     "Valid Claim" means any claim of an issued and unexpired Patent Right, which claim has not been held unenforceable, unpatentable or invalid by a final decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, re-examination or express disclaimer.

     "XOMA Background Technology" means all Patent Rights, technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) that are necessary or potentially useful for the discovery, screening, design, synthesis, delivery, development, testing, use, manufacture, sale, import or export of any Product in the Field that exist as of the Effective Date and are Controlled by XOMA or any of its Affiliates. XOMA Background Technology shall not include the Expression and Engineering Technologies, [*]. For the avoidance of doubt: (a) without limiting [*], the Parties acknowledge that, to the extent any XOMA Background Technology is governed by one or more agreements with one or more Third Parties, such XOMA Background Technology is subject to the limitations and restrictions set forth in such Third Party agreement(s); and (b) the XOMA Background Technology shall include, without limitation, the mammalian cell expression technology Controlled as of the Effective Date by XOMA Technology Ltd [*], the Phage Display License Agreements and the [*] Agreement.

     "XOMA Collaboration Technology" means all Patent Rights, technology, inventions, information, data, know-how, compounds, materials and substances (whether or not patented or patentable) that both (a) are necessary for or potentially useful in connection with the discovery, screening, design, synthesis, delivery, development, testing, use, manufacture, sale, import or export of any Product in the Field, and (b) are conceived or reduced to practice solely by XOMA or any Third Party on XOMA's behalf in the course of the Collaboration. XOMA Collaboration Technology shall not include the Expression and Engineering Technologies, which technologies shall be subject to the provisions of Section 9.3(c).

     "XOMA Marketing/Development Partner" has the meaning set forth in Section 5.5(b).

     "XOMA Technology" means the XOMA Background Technology and the XOMA Collaboration Technology.

     1.2 Interpretation. Whenever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitations" and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term "including" (or "includes"); "herein," "hereby," "hereunder," "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; all references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters or calendar years; and any reference to any federal, national, state, local or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

2. COOPERATION

     2.1 Scope of Cooperation. The Parties agree to cooperate under this Agreement, and to exercise their rights to make final determinations under this Agreement, in good faith to effectively and efficiently Develop and Commercialize (or have one or more Third Parties Commercialize) Products in the Territory and use Commercially Reasonable and Diligent Efforts to optimize the commercial potential of Products. To achieve these goals, the Parties wish to provide for: (a) the joint Development of Products in the Territory; (b) the Manufacture of Products in the Territory by XOMA; and (c) the Commercialization of Products by one or more of the Parties and/or by one or more Third Parties in the Territory. For purposes thereof, the Parties shall establish various Committees as set forth in Article 3 of this Agreement to oversee the Development, Manufacture and Commercialization of Products, and each Party shall, subject to the terms and conditions set forth in Article 11, provide (or cause its Affiliates to provide) to any relevant Committee any necessary Confidential Information and such other information as may be reasonably required for the Parties to operate effectively and efficiently under this Agreement; provided, however, that it is not prevented from doing so by virtue of confidentiality or non-use obligations to one or more Third Parties.

     2.2 Compliance with Law. Both Aphton and XOMA, and their respective Affiliates, shall perform their obligations under this Agreement and any then-applicable Plans (including, without limitation, the deployment of their respective personnel) in accordance with applicable Law. No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any applicable Law.

     2.3 Diligence. Subject to the terms of this Agreement, each Party (and its Affiliates) shall use Commercially Reasonable and Diligent Efforts to fulfill all responsibilities assigned to it under this Agreement and any then-applicable Plans.

     2.4 Personnel and Resources. Each Party agrees to commit such personnel, facilities, expertise and other resources as are necessary to perform its obligations under this Agreement in accordance with its terms; provided, however, that neither Party warrants that the Collaboration will achieve any of the research or commercial objectives contemplated by the Parties. Each Party agrees to use Commercially Reasonable and Diligent Efforts to assure the complete and prompt exchange, as needed, of Aphton Background Technology and XOMA Background Technology, Collaboration Technology, the results of all activities pursuant to the Development Plans and, to the extent reasonably required for the Development, Manufacture or Commercialization of any Product, the Expression and Engineering Technologies.

     2.5 Further Assurances. Upon the terms and subject to the conditions hereof, each of the Parties will use all Commercially Reasonable and Diligent Efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement.

     2.6 Future IP. Each of the Parties agrees that, whenever such Party becomes aware that it Controls Patent Rights, technology, inventions or know-how that
(i) did not exist as of the Effective Date or thereafter became Controlled by such Party, in each case outside of the Collaboration and (ii) may be necessary or useful for the Development, Manufacture or Commercialization of Products in the Field ("Future IP"), such Party will bring such Future IP to the attention of the other Party and will discuss in good faith whether to include such Future IP as Aphton Background Technology or XOMA Background Technology, as applicable, and if so, on what terms, it being understood that in no event shall such Future IP be required to be included in either such definition unless the Parties agree on the economic and other terms of such inclusion.

3. COLLABORATION GOVERNANCE

     3.1 Committees.

     (a) Formation and Membership of Steering Committee. Aphton and XOMA will each appoint up to three (3) representatives to a steering committee (the "Steering Committee"). The initial members of the Steering Committee will be appointed promptly following the Effective Date by notice in writing from the respective appointing Party to the other Party. The Steering Committee will meet quarterly or as otherwise mutually agreed and as set forth in Section 3.2. Each Party shall have one vote on all matters voted on by the Steering Committee, regardless of the number of representatives of such Party on, or the total number of members of, the Steering Committee, and all actions taken and decisions made by the Steering Committee shall be by unanimous agreement; provided, however, that subject to the terms of this Agreement if the Steering Committee is unable to reach a unanimous agreement, the matter will be resolved as set forth in Article 13. A Party may change any of its appointments to the Steering Committee at any time upon giving written notice to the other Party. The Steering Committee does not itself have the authority to amend this Agreement in any manner.

     (b) Formation and Membership of Development Committee. Promptly after its formation, the Steering Committee will establish a development committee (the "Development Committee") to oversee the Development of Products in the Field (including, without limitation, preclinical and clinical Development). Each Party will appoint up to three (3) representatives to be members of the Development Committee, which appointment shall be made by notice in writing from the respective appointing Party to the other Party. In addition, one (1) representative from the department or group within each Party responsible for financial matters shall be invited to participate (without the right to vote) at any meeting of the Development Committee at which financial matters are expected to or likely to be discussed. Each Party shall have one vote on all matters voted on by the Development Committee, regardless of the number of representatives of such Party on, or the total number of members of, the Development Committee, and decisions of the Development Committee will be by unanimous agreement; provided, however, that subject to the terms of this Agreement if the Development Committee is unable to reach a unanimous agreement, the matter will be referred to the Steering Committee. With respect to decisions pertaining to the selection of a particular Product candidate for Development as part of the Collaboration, the Parties have established the criteria set forth on Schedule 3.1(b) regarding acceptance by both Parties of such Product candidate. In the event a potential Product candidate meets these predetermined criteria, and the Development Committee does not agree on accepting such potential Product candidate, the matter shall be referred to the Steering Committee as a Development Dispute.

     (c) Formation and Membership of Commercialization Committee. At a date no later than that which would allow the Parties sufficient time to prepare for Commercialization, the Steering Committee will establish a commercialization committee (the "Commercialization Committee") to oversee the Commercialization of Products in the Field, including any Co-Promotion of Products in the Field. Each Party will appoint up to three (3) representatives as members of the Commercialization Committee, which appointment shall be made by notice in writing from the respective appointing Party to the other Party. In addition, one (1) representative from the department or group within each Party responsible for financial matters shall be invited to participate (without the right to vote) at any meeting of the Commercialization Committee at which financial matters are expected to or likely to be discussed. Each Party shall have one vote on all matters voted on by the Commercialization Committee, regardless of the number of representatives of such Party on, or the total number of members of, the Commercialization Committee, and decisions of the Commercialization Committee will be by unanimous agreement; provided, however, that subject to the terms of this Agreement it is agreed that if the Commercialization Committee is unable to reach a unanimous agreement, the matter will be referred to the Steering Committee.

     (d) Steering Committee Responsibilities. The Steering Committee shall be responsible for:

          (i) preparing such procedures and mechanisms as may be necessary for the operation of the Steering Committee, the Development Committee, the Commercialization Committee, and any other committees the Steering Committee determines to establish to assure efficiency in the Collaboration;

          (ii) approving strategy for the overall Development, Manufacturing and Commercialization of Products in the Field in the Territory and for all other activities conducted by the Parties hereunder;

          (iii) determining whether to pursue indications for Products in addition to the Initial Indication as part of the Collaboration as provided in Section 4.3;

          (iv) facilitating the transfer through the Development Committee of technology between the Parties for purposes of the Development Program;

          (v) at its quarterly meetings, assessing the progress of the Development Program and Commercialization Program against the proposed timelines;

          (vi) monitoring the progress of the Development Committee and the Commercialization Committee;

          (vii) reviewing and approving the Development Plans proposed by the Development Committee and approving the budget therefor and any modifications thereto as recommended by the Development Committee; provided that in the event the Steering Committee has not unanimously approved or rejected any such modification within thirty (30) days of its submission to the Steering Committee, the matter will be referred to the Business Heads for resolution as provided in Section 13.1;

          (viii) reviewing and approving the Manufacturing Plans proposed by XOMA and approving the budget therefor and any modifications thereto as recommended by XOMA; provided that in the event the Steering Committee has not unanimously approved or rejected any such modification within thirty
     (30) days of its submission to the Steering Committee, the matter will be referred to the Business Heads for resolution as provided in Section 13.1;

          (ix) reviewing and approving the Commercialization Plans proposed by the Commercialization Committee and approving the budget therefor and any modifications thereto as recommended by the Commercialization Committee; provided that in the event the Steering Committee has not unanimously approved or rejected any such modification within thirty (30) days of its submission to the Steering Committee, the matter will be referred to the Business Heads for resolution as provided in Section 13.1;

          (x) at its quarterly meetings, assessing the implementation of Manufacturing Plans by XOMA and reviewing XOMA's activities with respect thereto;

          (xi) assessing whether it agrees with any determination by the Development Committee that a particular license from a Third Party is required or beneficial for the Development or Commercialization of a Product in the Field, as reflected in Section 4.7(b), and monitoring the progress of any negotiations conducted in accordance with Section 4.7(b) and approving the terms of any final agreement arising therefrom;

          (xii) deciding whether a Product should be Commercialized by or through a Joint Marketing/Development Partner as contemplated by Section 5.2(a), monitoring the progress of any negotiations conducted in accordance with Section 5.2(b) and approving the terms of any final agreement arising therefrom; provided that in the event the Steering Committee has not unanimously made such determination or approved such terms within thirty
     (30) days of its submission to the Steering Committee, the matter will be referred to the Business Heads for resolution as provided in Section 13.1(a); and

          (xiii) performing such other activities as are contemplated for the Steering Committee under this Agreement.

     (e) Development Committee Responsibilities. The Development Committee shall be responsible for:

          (i) proposing and overseeing the implementation of the Development strategy for Products in the Field in the Territory as determined by the Steering Committee;

          (ii) establishing the Development Plan to be submitted to the Steering Committee for approval;

          (iii) overseeing preclinical studies of Products, including toxicological and pharmacokinetic studies;

          (iv) overseeing the filing of INDs with Regulatory Authorities throughout the Territory by the designated Party pursuant to Section 4.5(a);

          (v) approving the protocol of any clinical studies of the Products throughout the Territory;

          (vi) overseeing clinical studies of Products throughout the Territory;

          (vii) overseeing the filing of BLAs with Regulatory Authorities throughout the Territory by the designated Party pursuant to Section 4.5(a);

          (viii) overseeing the activities of the Parties with respect to the Development of Products in the Territory;

          (ix) confirming the annual adjustments for inflation to the FTE Rate, as provided in the definition thereof;

          (x) assuring comparable methodologies in calculating FTE Costs;

          (xi) determining whether licenses from Third Parties are required or beneficial for the Development or Commercialization of a Product in the Field, as reflected in Section 4.7(b), and making proposals to the Steering Committee with respect thereto;

          (xii) establishing, as appropriate, one or more advisory committees comprised of scientific, medical and/or other appropriate experts not affiliated with either Party, which committee(s) shall be responsible for advising the Development Committee on scientific, medical and other matters related to a Product or Target Antigen, including without limitation by making recommendations as to size and design of clinical trials, which recommendations shall be considered in good faith by the Development Committee but shall not be binding on the Parties;

          (xiii) providing all appropriate information regarding the progress of the Development Program to the Steering Committee in advance of its quarterly meetings or as otherwise requested by the Steering Committee; and

          (xiv) performing such other activities as are contemplated for the Development Committee under this Agreement.

     (f) Commercialization Committee Responsibilities. The Commercialization Committee shall be responsible for:

          (i) proposing and implementing the Commercialization strategy for Products in the Field in the Territory as determined by the Steering Committee;

          (ii) establishing the Commercialization Plan to be submitted to the Steering Committee for approval;

          (iii) reviewing and overseeing the activities of the Parties with respect to the Commercialization of Products in the Territory;

          (iv) providing all appropriate information regarding the progress of the Commercialization Program to the Steering Committee in advance of its quarterly meetings or otherwise as requested by the Steering Committee; and

          (v) performing such other activities as are contemplated for the Commercialization Committee under this Agreement.

     3.2 Meetings of the Committees. The Steering Committee, the Development Committee and the Commercialization Committee may meet by telephone, video teleconference or in person at such times as are agreeable to the members of each such committee. Attendance at meetings shall be at the respective expense of the participating Parties. Aphton and XOMA shall alternate the right to determine the location of each meeting. A quorum for the conduct of business at each meeting shall require the attendance of at least one Aphton member and at least one XOMA member.

     3.3 Reports and Administrative Matters.

     (a) Reports. Within ten (10) days after the end of each calendar quarter, Aphton and XOMA will each provide to the other a written report (in electronic form) summarizing in reasonable detail the material activities undertaken by it during such quarter with respect to the Development and, if applicable, Commercialization of the Product(s). XOMA's report shall include a written summary in reasonable detail of the material activities undertaken by it during such quarter with respect to the Manufacture of the Product(s). The reports required under this Section may be consolidated with the Allowable Expenses reports required under Section 4 of Schedule A to this Agreement.

     (b) Meeting Minutes. The Party determining the location of each meeting shall serve as secretary of that meeting. The secretary of the meeting shall prepare and distribute to all members of the applicable committee an agenda reasonably in advance of the date of the meeting and minutes of the meeting within thirty (30) days following the meeting to allow adequate review and comment. Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the applicable committee. Minutes of each meeting of the Steering Committee, the Development Committee and the Commercialization Committee shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting shall be distributed to the members of the applicable committee by the secretary of that meeting.

4. DEVELOPMENT PROGRAM

     4.1 Undertaking and Scope. For so long as neither Party has Opted Out and not Opted Back In with respect to the applicable Product and/or Region, each Party agrees to use Commercially Reasonable and Diligent Efforts to perform its activities detailed in the Development Plans in a professional and timely manner with respect to each Product, Region and Indication.

     4.2 Development Plans. An initial research and development plan for Products in the Field in the Territory (the "Initial Development Plan") is attached hereto as Schedule 4.2. The Initial Development Plan as modified or amended from time to time by the Development Committee and approved by the Steering Committee, as set forth in this Section 4.2, and any subsequent Development Plan as so modified or amended and approved, shall be referred to individually as a "Development Plan" and collectively as the "Development Plans." No later than November 1 of each year, the Development Committee shall review the then current Development Plan and confirm its applicability for the following year or propose any appropriate amendments for the following year, in each case for review and approval by the Steering Committee. Each annual Development Plan shall be in writing and shall set forth with reasonable specificity the research and development objectives, priorities, activities, milestones, budgets, personnel requirements, other resources and allocations of responsibilities between the Parties for the period covered by such annual Development Plan in a manner consistent with the terms of this Agreement. The Development Plans shall cover all aspects of research and development relating to Products, including preclinical and clinical development, and shall include, with reasonable specificity, the Development activities to be performed by each Party (including Manufacture of clinical supply by XOMA) and Development activities to be performed by academic collaborators or under contract service agreements. The Development Committee may agree on modifications, and recommend that the Steering Committee approve such modifications, to the provisions of any Development Plan at any time.

     4.3 Initial Indication and Future Indications. The Parties agree the initial indication to be addressed by the Collaboration is [*] (the "Initial Indication"). Any Party may propose to the Development Committee that a particular Product be Developed in a particular Future Indication. The Development Committee shall evaluate each such proposal and develop a detailed proposal, which will include a Development Plan and commercial analysis for such Future Indication. The Steering Committee shall review and evaluate each such proposal and determine whether or not the Collaboration will pursue such Product in such Future Indication.

4.4 Development Activities.

     (a) General. Unless a Party has Opted Out and not Opted Back In with respect to the applicable Product and/or Region, the Development of Products in the Field will be pursued jointly by the Parties under the direction of the Development Committee in accordance with the Development Plans. Notwithstanding the foregoing, the Development Committee shall consider, and make recommendations to the Steering Committee regarding, all other commercially reasonable arrangements for the Development of Products, including proposals from one or both of the Parties and proposals from one or more Third Parties. All such proposals shall be considered by [*] in good faith with a view to optimizing [*] of the applicable Product(s) and the benefit to the [*] of the Product(s) and taking into account the [*].

     (b) General Allocation of Responsibilities. The Development Plans shall allocate Development tasks between the Parties consistent with optimizing the Development of Products. The Parties anticipate that (i) Aphton will be primarily responsible for investigating, recommending and delivering the Target Antigen(s), (ii) XOMA will be primarily responsible for (A) generating Human Engineered(TM) or other antibodies or fragments thereof to the Target Antigen(s) and (B) developing processes for manufacture of antibodies or fragments thereof, including formulation and analytical methods and (iii) the Parties will share the responsibility for characterizing and testing antibodies or fragments thereof generated by XOMA for activity against the Target Antigen(s) in appropriate in vitro and in vivo models.

     (c) Availability of Employees. Each Party shall make available its employees engaged in the Development Program upon reasonable notice during normal business hours and at their respective places of employment to consult with employees of the other Party on the progress of the Development Program and to exchange Collaboration Technology.

4.5 Regulatory Matters.

     (a) Regulatory Responsibility. The preparation, filing, prosecution and maintenance of BLAs and other regulatory filings required to be filed with any Regulatory Authority with regard to each Product will be in the name of and the responsibility of the Party so designated in the Development Plan covering such Product. The costs incurred by the Parties in the preparation, filing and submission of such regulatory filings will be deemed Development Expenses and subject to the terms of Section 4.7(a). The Party so designated in the Development Plan covering such Product shall oversee, monitor and coordinate all regulatory actions, communications and filings with and submissions, including filings and submissions of supplements and amendments thereto, to Regulatory Authorities with respect to each Product, shall give the other Party a reasonable opportunity for prior review of and comment on all such substantive communications, filings and submissions and shall incorporate those of such comments as can reasonably be incorporated into such communications, filings and submissions. Subject to Section 4.6, XOMA shall own or control all establishment licenses relating to Manufacturing and Aphton shall own all other Regulatory Approvals (in each case unless transferred to a Joint Marketing/Development Partner by XOMA or Aphton, as applicable).

     (b) Regulatory Meetings and Correspondence. The Party so designated in the Development Plan covering a particular Product shall be responsible for interfacing, corresponding and meeting with Regulatory Authorities with respect to the Product, and the other Party will promptly refer any contacts or questions from Regulatory Authorities to the party so designated. Both Parties will be entitled to attend all meetings and, if reasonably practicable, telephone conferences with Regulatory Authorities.

     (c) Reporting Adverse Drug Reactions. The Parties will develop and agree upon safety data exchange procedures governing the collection, investigation, reporting, and exchange of information concerning Adverse Drug Reactions, product quality and product complaints involving Adverse Drug Reactions, sufficient to permit each Party to comply with its legal obligations, including to the extent applicable, those obligations contained in ICH guidelines E2A, E2B and E2C and the FDC Act. The safety data exchange procedures will be promptly updated if required by changes in legal requirements or by agreement between the Parties. The Party so designated in the applicable Development Plan will be responsible for reporting all Adverse Drug Reactions to the appropriate Regulatory Authorities in the Territory in accordance with applicable laws and regulations.

     4.6 Effect of Opt Out. Notwithstanding anything herein to the contrary, but subject to the provisions of Section 8.5, (i) neither Party shall have the rights or responsibilities set forth in Articles 4, 5 and 7 with respect to any Product in a particular Region as to which such Party has Opted Out and not Opted Back In, and (ii) in the case of any Product in a particular Region as to which Aphton has Opted Out and not Opted Back In, XOMA shall own the related Regulatory Approvals; provided that, with respect to both clause (i) and clause
(ii), both Parties shall in any event retain their obligations pursuant to the first two sentences of Section 4.5(c), Section 5.8 and the first sentence of
Section 5.10, regardless of any such Opt Out.

4.7 Funding of the Development Program.

     (a) Development Expenses. Subject to the provisions of Article 8, Aphton shall bear seventy percent (70%), and XOMA shall bear thirty percent (30%), of all Operating Profits/Losses incurred during the Development of the Products, in accordance with Schedule A and the reporting and reconciliation mechanisms set forth therein.

     (b) Third Party Licenses. The costs associated with obtaining, as well as those payable under, any licenses from Third Parties that the Development Committee determines are required or beneficial for the Development or Commercialization of a Product shall be [*]. Subject to Sections 9.3(a) and (b), either Party may propose that the Development Committee determine whether a Third Party license is required or beneficial for the Development or Commercialization of a Product in the Field. In the event the Development Committee determines that such Third Party license is required or beneficial and the Steering Committee agrees, the Development Committee shall determine which Party shall be responsible for obtaining such license, subject to Sections 9.3(a) and (b). The Party so selected by the Development Committee shall [*] but the [*] shall be as [*]. In making any such determination provided for in this
Section 4.7(b) as to the need for or benefit of any such Third Party license, due consideration shall be given to the advisability of seeking an opinion of counsel and the efforts required to design around the patents at issue.

5. COMMERCIALIZATION OF PRODUCTS

     5.1 Commercialization.

     (a) Except as to a particular Product or Region as to which one of the Parties has Opted Out, or unless otherwise agreed, the Parties will collaborate regarding the Commercialization of Products throughout the Territory. The Commercialization Committee shall consider, and make recommendations to the Steering Committee regarding, all commercially reasonable arrangements for the Commercialization of Products, including proposals from one or both of the Parties and proposals from one or more Third Parties. All such proposals shall be considered by [*] in good faith with a view to optimizing [*] of the applicable Product(s) and the benefit to the [*] of the Product(s) and taking into account the [*]. Nothing in this Section 5.1(a) shall affect XOMA's manufacturing rights and obligations hereunder, it being understood that matters otherwise arising in the context of this Section 5.1(a) that relate to manufacturing shall be subject to and governed by Section 6.1 hereof and related provisions.

     (b) The Commercialization Committee shall agree to and oversee the implementation of a commercialization plan for one or more Products in the Field in the Territory which shall describe the specific Commercialization activities (if any) to be undertaken by the Parties with respect to the Commercialization of such Product(s), shall include a general description of any personnel, facilities and other resources of each Party to be used in the implementation thereof and shall set forth a unanimously agreed budget for such activities (each, as may be modified or amended and approved from time to time in accordance with this Agreement, a "Commercialization Plan").

     5.2 Commercialization through One or More Joint Marketing/Development Partners. In the event the Steering Committee determines that a particular Product should be Commercialized entirely by or through one or more Third Parties (each, a "Joint Marketing/Development Partner") throughout the Territory or in one or more particular Regions:

     (a) So long as Aphton has not Opted Out of such Product throughout the Territory or in such Region(s) or has Opted Out of such Product throughout the Territory or in such Region(s) but has Opted Back In with respect thereto, Aphton may license or sublicense all of its and XOMA's rights under this Agreement (including rights under any Aphton Background Technology, XOMA Background Technology and Collaboration Technology) to one or more Joint Marketing/Development Partners to use, develop, make, have made, sell, have sold, offer for sale, import or export such Product in the Field throughout the Territory or in such Region(s), as applicable, subject, in each case, to all applicable provisions of this Agreement; provided that, notwithstanding the foregoing, the consent of XOMA to such license or sublicense shall be required, which consent shall: (i) be [*] in the case of any such license or sublicense to a Third Party [*] relating to the Product(s) to be covered by such license or sublicense; (ii) be [*] in the case of [*]; and (iii) [*] in all other circumstances. In the event that, and to the extent that, [*] then XOMA shall have the rights set forth in Section 7.2 with respect to the applicable Product(s) and Region(s). Nothing in this Section 5.2 shall affect XOMA's manufacturing rights and obligations hereunder, it being understood that matters otherwise arising in the context of this Section 5.2 that relate to manufacturing shall be subject to and governed by Section 6.1 hereof and related provisions.

     (b) negotiations with potential Joint Marketing/Development Partners shall be led by Aphton; provided that XOMA shall have the right to be present at all such negotiations, to consult with Aphton regarding any such negotiations and to have its views in connection therewith given reasonable consideration by Aphton in good faith; and

     (c) each Party shall take, or cause to be taken, all actions reasonably necessary to consummate and make effective any such agreement with a Third Party, including, without limitation, by granting to, or procuring for, such Third Party licenses to all applicable XOMA Technology, Aphton Technology, and Joint Collaboration Technology, and to the extent reasonably required for such Commercialization, all applicable Expression and Engineering Technology.

     5.3 Marketing and Marketing Plans. Except to the extent that the Steering Committee determines that a Product should be Commercialized entirely by or through one or more Joint Marketing/Development Partners, the Commercialization Committee shall coordinate and implement the marketing and detailing strategies and tactics, sales force training programs, sales forecasts and post-approval clinical studies for each Product for each calendar year in the Territory. If either Party Opts Out with respect to a Product in a particular Region, the other Party may commercialize the Product (including without limitation the activities described in the previous sentence) in such Region in its discretion, subject to communication with the Commercialization Committee.

     5.4 Co-Promotion Election.

     (a) Unless, not later than [*] prior to the first anticipated filing of a BLA or completion of an initial analysis of the data from the clinical study forming the basis of such BLA, which ever occurs later and in each case with respect to a particular Product (other than a Product as to which XOMA has Opted Out and not Opted Back In) in the USA, the Steering Committee determines that such Product should be Commercialized in the USA entirely by or through one or more Joint Marketing/Development Partners, and provided that XOMA, at the time of such election, has in place an existing and established sales force in the USA which is already engaged in detailing one or more other XOMA products, which has experience in selling oncology products and which is of sufficient size to perform the Elected Percentage of Details, or which can be reasonably expected to be increased to such a size within a time frame consistent with the Commercialization Plan for such Product, XOMA may elect by written notice to Aphton to participate in the Co-Promotion of such Product in the Field in the USA in accordance with the terms of this Agreement. Such election shall be made by XOMA not less than [*] prior to the corresponding anticipated filing of a BLA or within [*] of the completion of the initial analysis of such clinical study data, which ever occurs later, for the applicable Product. In the event that XOMA exercises such right of election: (i) the Parties shall enter into a separate agreement relating to the Co-Promotion of such Product in the USA covering such matters as product returns, customer orders and exchange of marketing information and such other matters as are customarily found in similar agreements; (ii) the Parties' reimbursable Selling Expense in respect of each Detail shall not exceed the amount thereof approved by the Steering Committee; and (iii) XOMA shall report its Selling Expense incurred in connection with performing its Budgeted Detail Effort to Aphton on a quarterly basis within ten
(10) days after the end of each calendar quarter, and such XOMA Selling Expense shall be included in the calculation of such quarter's Sales and Marketing Expenses.

     (b) If XOMA makes the written election referred to in Section 5.4(a), XOMA shall, at the time of such election, indicate the percentage (which percentage shall not be less than [*] percent ([*]%) nor greater than thirty percent (30%) and shall be subject to adjustment as provided in Sections 5.4(c) and (d)) of the number of Details called for by the Commercialization Program to be carried out in the USA in respect of the Product that XOMA will provide (each, an "Elected Percentage").

     (c) In the event that XOMA has exercised its right to Co-Promote the Product in the USA, then at any time when the Elected Percentage is less than thirty percent (30%), in the event that the Steering Committee decides to increase the Budgeted Total Detail Effort in the USA for any calendar year and such increase calls for the hiring of additional sales representatives, then within thirty (30) days after establishment of the Budgeted Total Detail Effort for the next succeeding calendar year, XOMA, by written notice and within its sole discretion, may elect to increase its Elected Percentage in respect of such Product (provided that the Elected Percentage in respect of such Product shall never be greater than thirty percent (30%) of the Budgeted Total Detail Effort), in which case the Budgeted Detail Effort of XOMA shall be increased in accordance with such election and thereafter the Elected Percentage in respect of such Product shall be such revised Elected Percentage. In the event that XOMA elects to change its Elected Percentage in accordance with the previous sentence, XOMA shall hire such sales representative(s) as are required to perform such new Elected Percentage of the Budgeted Total Detail Effort.

     (d) In the event that XOMA has exercised its right to Co-Promote the Product in the USA, then at any time when the Elected Percentage is less than thirty percent (30%), in the event that Aphton terminates the employment of not less than [*] percent ([*]%) of its then-existing sales force for the Product, then it shall provide notice to XOMA of such termination or proposed termination, and within thirty (30) days of receipt of such notice, XOMA, by written notice and within its sole discretion, may elect to increase its Elected Percentage in respect of such Product (provided that the Elected Percentage shall never be greater than thirty percent (30%) of the Budgeted Total Detail Effort), in which case the Budgeted Detail Effort of XOMA shall be increased in accordance with such election and thereafter the Elected Percentage in respect of such Product shall be such revised Elected Percentage. In the event that XOMA elects to change its Elected Percentage in accordance with the previous sentence, Aphton shall have the option, in its sole discretion to: (i) decrease the Budgeted Detail Effort of Aphton to the amount necessary to maintain the Budgeted Total Detail Effort, (ii) increase the Budgeted Total Detail Effort, or
(iii) a combination of (i) and (ii).

     (e) In the event that (i) Net Sales for a Product in the USA in each of two
(2) consecutive years are lower than Net Sales of such Product in the USA in each immediately preceding year for a non-External Reason (as defined below) or
(ii) Net Sales for a Product in the USA in each of six (6) consecutive quarters are lower than Net Sales of such Product in the USA in each immediately preceding quarter for a non-External Reason, then XOMA shall again have the right to elect to Co-Promote such Product in the USA as provided in this Section 5.4, notwithstanding any previous failure to elect to do so or waiver thereof by XOMA and without regard to the provisions of this Section 5.4 referring to the absence of a determination by the Steering Committee within six (6) months prior to the first anticipated filing of a BLA or completion of an initial analysis of the data from the clinical study forming the basis of such BLA, which ever occurs later, by delivery of written notice to Aphton. As used herein, "External Reason" means a cause outside of Aphton's (or its sublicensee's) reasonable control that would be expected negatively to impact sales volumes, such as an adverse labeling change or other adverse regulatory action, expiration of significant patents or marketing exclusivity, negative change in relevant third party reimbursement terms, significant supply constraints or general changes in medical practice significantly disfavoring the Product. Failure of XOMA to elect to Co-Promote as described in this Section 5.4(e) within thirty (30) days following receipt by XOMA of the final Net Sales figures for such Product in such two (2) year or six (6) quarter period, as the case may be, shall act as a waiver of XOMA's rights under this Section 5.4(e) as to such two (2) year or six
(6) quarter period, and in the event of any such waiver, XOMA shall not be permitted to exercise its right to elect to Co-Promote as provided in this
Section 5.4(e) following any of the succeeding two (2) quarters (including the quarter in which the waiver occurred).

     5.5 Aphton Marketing/Development Partners and XOMA Marketing/Development Partners.

     (a) Except to the extent that the Steering Committee determines that a Product should be Commercialized entirely by or through one or more Joint Marketing/Development Partners as to any Product in a Region as to which Aphton has not Opted Out or has Opted Out and Opted Back In, Aphton may, in its discretion, license or sublicense all or any portion of its rights under this Agreement (including its rights under any Aphton Background Technology, XOMA Background Technology and Collaboration Technology) on a Product-by-Product and Region-by-Region basis to one or more Third Parties (each, an "Aphton Marketing/Development Partner") to use, develop, make, have made, sell, have sold, offer for sale, import or export Products in the Field, without in any way substantively affecting the rights and obligations of XOMA hereunder; provided, however, that: (i) notwithstanding the foregoing, the consent of XOMA to such Aphton Marketing/Development Partner shall be required, which consent shall: (A) be [*] in the case of [*], and (B) [*] in all other circumstances; and (ii) in the event that, and to the extent that, [*], then XOMA shall have the rights set forth in Section 7.2 with respect to the applicable Product(s) and Region(s).

     (b) As to any Product in each Region as to which Aphton has Opted Out, XOMA may, in its discretion, license or sublicense all or any portion of its rights under this Agreement (including its rights under any Aphton Background Technology, XOMA Background Technology and Collaboration Technology) on a Product-by-Product and Region-by-Region basis to one or more Third Parties (each, a "XOMA Marketing/Development Partner") to use, develop, make, have made, sell, have sold, offer for sale, import or export such Product in the Field, subject to all applicable provisions of this Agreement (including the provisions of Articles 3 and 7); provided, however, that, notwithstanding the foregoing, the consent of Aphton to the identity of such XOMA Marketing/Development Partner shall be required (except in the case of any such license or sublicense that relates to a Product as to which Aphton has Opted Out of all Regions), which consent shall not be unreasonably withheld.

     (c) Nothing in this Section 5.5 shall affect XOMA's manufacturing rights and obligations hereunder, it being understood that matters otherwise arising in the context of this Section 5.5 that relate to manufacturing shall be subject to and governed by Section 6.1 hereof and related provisions.

     5.6 Delegation. Notwithstanding Section 5.5, each Party may use its respective employees or the employees of one or more of its respective Affiliates, or Third Party contract service organizations or distributors in the course of Co-Promoting Products under this Agreement; provided, however, that, in the event either Party chooses to delegate services or functions in accordance with the foregoing to a Third Party or Third Parties, that Party shall first offer the provision of such services or function to the other Party, who shall have fifteen (15) business days to agree to accept such offer. If the other Party elects not to accept such offer or fails to do so within such fifteen (15) day period, the Party making the offer shall be free to delegate such services or function to a Third Party or Third Parties selected by the delegating Party.

     5.7 Labeling and Promotion. Unless otherwise agreed with a Third Party pursuant to Section 5.2 above: (a) each Product will be marketed in each country with one label and will bear one or more Product Trademarks; (b) all advertising and promotional material in respect of each Product in each country (including any Product labeling or packaging inserts to the extent permitted by law or required by any Regulatory Authority and approved by the Commercialization Committee) will include: (i) XOMA's name and address to indicate its role as manufacturer (and co-promoter, if applicable), and (ii) Aphton's name and address to indicate its role with respect to the Commercialization of the Product (if any), with the size and placement of each such name and address to be determined by the Commercialization Committee.

     5.8 Notice of Adverse Reactions. Each Party shall advise the other as promptly as reasonably practical by telefax or overnight delivery service addressed to the attention of its Vice President, Regulatory Affairs (or equivalent), of any Adverse Drug Reaction that has been brought to that Party's attention.

     5.9 Regulatory and Other Inquiries. Upon being contacted by any Regulatory Authority for any regulatory purpose pertaining to this Agreement or to a Product, each Party shall promptly notify and consult with the other, and the Party that prepared the relevant portion(s) of the regulatory filing to which such contact relates (or, in the event the contact does not relate to a particular portion of a regulatory filing, the owner (or proposed owner) of the relevant Regulatory Approval (or proposed Regulatory Approval), determined in accordance with Section 4.5) shall prepare a response as it deems appropriate, and such Party shall (a) have principal responsibility for responding to all inquiries to either Party, as the case may be, regarding such portion of such regulatory filing (or, in the event the contact does not relate to a particular portion of a regulatory filing, such Regulatory Approval or proposed Regulatory Approval), (b) give the other Party a reasonable opportunity for prior review of and comment on all such responses, (c) consider in good faith the incorporation of such comments and (d) incorporate into such responses those of such comments as are reasonable and not inconsistent with the overall response initially prepared by such Party.

     5.10 Product Recall. In the event that either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of any Product, or any lot or lots thereof, from the market in any country, it shall advise and consult with the other Party with respect thereto. Aphton shall make the final determination to recall or otherwise remove the Product or any lot or lots thereof from the market, except as to a recall related only to a Product in a Region as to which Aphton has Opted Out and not Opted Back In, in which case XOMA shall be entitled to make any such determination. The costs and expenses of such recall or removal in each country, including expenses and other costs or obligations to Third Parties, the cost and expense of notifying customers and costs and expenses associated with shipment of the recalled Product from a customer to either Aphton or XOMA shall be included in Commercialization Expenses; except as to any Product in a Region as to which one Party has Opted Out and not Opted Back In, in which case the other Party shall bear such costs.

6. MANUFACTURE AND SUPPLY OF PRODUCTS

     6.1 Designation of XOMA as Manufacturing Party.

     (a) Generally. Unless otherwise agreed by unanimous consent of the Steering Committee (which, for the avoidance of doubt, shall not be subject to a casting vote by either Party), XOMA shall Manufacture and supply (itself or through one or more Third Parties pursuant to Section 6.1(b) below) all quantities of Product necessary to satisfy demand. XOMA shall be responsible for implementing all aspects of Manufacturing under the direction and oversight of the Steering Committee, as set forth in Section 3.1(d), and in accordance with a manufacturing plan for the applicable Product(s) in the Field in the Territory proposed by XOMA and subject to review and approval by the Steering Committee, which manufacturing plan shall describe the specific Manufacturing activities to be undertaken by XOMA, shall include a general description of the personnel and other resources of XOMA to be used in the implementation thereof and shall set forth a unanimously agreed budget for such activities (each, as may be modified or amended and approved from time to time in accordance with this Agreement, a "Manufacturing Plan"). Any disputes under this Article 6 (other than as expressly stated in this Section 6.1 as requiring unanimous consent) (a "Manufacturing Dispute") will be resolved as set forth in Section 13.1.

     (b) Manufacture by Third Parties. In the event that the Steering Committee agrees, as set forth in the first sentence of Section 6.1(a), that any one or more Manufacturing activities should be undertaken by an identified Third Party, negotiations with such Third Party shall be led by [*]; provided that [*] shall have the right to be [*], to [*] and to have its views in connection [*]. The Parties each agree to license their respective Background Technology and Collaboration Technology to any such Third Party as reasonably necessary for such Third Party to manufacture the Product. XOMA will transfer or cause to be transferred all reasonably necessary technology to additional manufacturers designated by it and XOMA's agreed and budgeted costs (and actual expenses of XOMA in excess thereof in amounts which are not significant in the circumstances) in connection therewith shall be: (i) shared by the Parties [*], and (ii) shared between the Parties seventy percent (70%) for Aphton and thirty percent (30%) for XOMA [*].

     (c) Third Party Licenses. Notwithstanding anything herein to the contrary but subject to the requirement of unanimously agreed budgets set forth in
Section 13.1(b), [*] shall be responsible for the licensing of technologies and/or patents owned or controlled by Third Parties that are required or beneficial for the Manufacturing of Products. For the avoidance of doubt, no such technologies and/or patents shall be used by [*] in the Development or Manufacturing of any Product unless [*] has agreed and consented to the financial implications of such use.

     6.2 Supply Price. For purposes of calculating each Party's share of Operating Profits/Losses, all Product Manufactured by XOMA (or by a Third Party under Section 6.1) shall be supplied at a price equal to [*], as reviewed by the Steering Committee and subject to verification as provided in Section 7.3. [*] for Product to be used prior to Regulatory Approval shall be included in Development Expenses in the quarter in which vialed Product is delivered to Aphton or to agreed alternative delivery sites. [*] for Product to be used following Regulatory Approval shall be payable by Aphton upon delivery of vialed Product to Aphton or to agreed alternative delivery sites and shall be included in Allowable Expenses for the calendar quarter in which such Product is either sold by Aphton (or its applicable sublicensee(s)) to a Third Party or written off by Aphton (or its applicable sublicensee(s)) in a manner consistent with GAAP.

6.3 Supply.

     (a) Product Supply. For the Term of this Agreement, XOMA shall supply exclusively (subject to Section 6.1) all requirements of Product in accordance with this Section 6.3 and shall provide an adequate and timely supply of all properly forecast requirements of the Product for use in the Territory.

     (b) Orders; Forecasts for Clinical Requirements. The Party primarily responsible for running a particular clinical trial will be responsible for generating periodic nine month forecasts of the anticipated requirements for the Product that is the subject of such trial and updates of such forecasts not less than quarterly thereafter, such forecasts and updates to be provided to XOMA in its capacity as manufacturer hereunder. Not less than six (6) months prior to the required delivery of a specified quantity of Product for such purposes, the Development Committee shall meet and agree on a demand order for Product so required; provided that if the total amount of any demand order for delivery in any three month period exceeds one hundred percent (100%) of the most recent forecast for such period, XOMA shall use Commercially Reasonable and Diligent Efforts, but shall have no obligation, to deliver the quantities in excess of one hundred percent (100%)) of the estimate for such period. XOMA shall ship Product to the facility or facilities designated by the Party with responsibility for distribution of clinical requirements of the Product at the times set forth in the relevant demand order.

     (c) Orders; Forecasts for Commercial Requirements. The Parties will confer in order to keep XOMA, in its capacity as manufacturer hereunder, informed of the intended filing of any BLA relating to a Product at least nine (9) months prior to such filing. In addition, the Parties will discuss in good faith, based on the relevant Product's shelf life, the manufacturing lead time for such Product and anticipated demand for the first twelve (12) months following Regulatory Approval, the forecasts for such twelve month period in order to develop a reasonable schedule of firm orders for such period. Not less than three (3) months prior to the anticipated filing of a BLA for a particular Product, Aphton and XOMA shall agree upon (i) a firm order for the amount of such Product to be delivered during the calendar quarter immediately following the quarter in which such BLA is to be filed and (ii) a quarter-by-quarter demand forecast for the following three (3) quarters. Unless otherwise agreed with one or more Third Parties pursuant to Section 5.2, no later than forty-five
(45) days prior to the beginning of each subsequent quarter, Aphton shall provide XOMA with Aphton's firm order for the amount of Product to be delivered during such quarter and its revised quarter-by-quarter forecast for the amount of Product it will desire for delivery in each of the three (3) quarters immediately thereafter; provided that (i) if the total of Aphton's firm orders for delivery in any quarter is less than one hundred percent (100%) of its most recent quarterly estimate for such quarter, Aphton shall be required to purchase at least ninety percent (90%) of the estimate for such quarter, (ii) if the total of Aphton's firm order for delivery in any quarter exceeds one hundred percent (100%) of its most recent quarterly estimate for such quarter, XOMA shall use Commercially Reasonable and Diligent Efforts, but shall have no obligation, to deliver quantities in excess of one hundred percent (100%) of the estimate for such quarter, and (iii) in any such revised forecast, the estimate therein for the first and second quarters immediately following the quarter for which a firm order is then provided shall not vary by more than fifteen percent (15%) and twenty percent (20%), respectively, from the most recent estimate for such quarter. XOMA shall ship Product to a facility or facilities designated by Aphton within each such quarter after the receipt of such purchase order from Aphton. Title to the Product shall pass to Aphton upon shipment to Aphton or its designee at such facility. In the event that all of Aphton's Commercialization activities with respect to a particular Product become the responsibility of a Third Party in accordance with the terms hereof, then the foregoing obligations of Aphton in this Section 6.3(c) shall become obligations of such Third Party with respect to such Product; provided that in no event shall Aphton be relieved of any responsibility therefor unless XOMA is a party to an agreement with such Third Party with respect to the Commercialization of the applicable Product (in which case Aphton shall be relieved of all responsibility therefor).

     (d) Certain Covenants. XOMA covenants that, during the Term of this Agreement, it will (i) use Commercially Reasonable and Diligent Efforts to avoid shortfalls of supply based on the forecasts provided to it in accordance with this Section 6.3, shall promptly notify Aphton in the event it becomes aware of any probable shortfall and shall use Commercially Reasonable and Diligent Efforts to remedy any shortfall of supply as soon as practicable; (ii) be responsible for manufacturing, filling, packaging and warehousing of the Product in conformity with applicable cGMP Requirements and the Specifications, and in accordance, in all material respects, with all other applicable Law; (iii) maintain or cause to be maintained all records necessary and appropriate to demonstrate compliance with applicable cGMP Requirements; and (iv) grant Aphton the right, on reasonable advance notice and during normal business hours during the Term of this Agreement, to have its personnel or representatives with quality control or quality assurance responsibilities inspect and audit the facilities and operations of XOMA directly related to the manufacture and supply of the Product in order to confirm compliance with the covenants contained in this Section 6.3(d); provided that the foregoing inspection and audit right of Aphton shall be limited to one (1) such visit per calendar year and two (2) such personnel or representatives per visit; provided, further, that such personnel or representatives shall be subject to XOMA's prior approval (such approval not to be unreasonably withheld) .

7. FINANCIAL PROVISIONS

     7.1 Operating Profit/Loss for Products. Subject to the provisions of
Section 8.5, beginning with the Effective Date and throughout the Term of this Agreement, all Operating Profits/Losses shall be shared by the Parties as follows: (a) seventy percent (70%) for Aphton; and (b) thirty percent (30%) for XOMA as provided in Schedule A.

     7.2 [*]. Notwithstanding anything in this Agreement to the contrary, in the event that, and to the extent that, Aphton determines that it intends to [*]:

     (a) [*]; or

     (b) [*],

     Aphton shall, not less than forty-five (45) days prior to the effective date of [*], notify XOMA of such election along with the [*]. Within thirty (30) days of receipt of such notice, XOMA may elect, in its discretion and on a Product-by-Product and Region-by-Region basis, to [*] related to a particular Product in a particular Region into [*] of each such Product in each such Region, with such election becoming effective immediately upon the entry by Aphton into such [*] in accordance with Section 5.2 or 5.5(a). In the event [*], the dispute shall be submitted to the mediation and arbitration procedures of
Section 13.2. Within ten (10) days after the end of each calendar quarter, Aphton shall submit a written report to XOMA of [*] of any Product in any Region as to which XOMA has exercised its rights under this Section 7.2. Aphton shall maintain records and grant access thereto as provided in Section 7.3 with respect to any payments due under this Section 7.2. Payments of the amounts required hereby shall be made within thirty (30) days of the end of the applicable calendar quarter, and the provisions of Sections 7.4 and 7.5 shall apply thereto. In the event that no definitive agreement has been executed with any such [*], as the case may be, within twelve (12) months following Aphton's notice to XOMA relating thereto, no prior notice thereof by Aphton shall be effective, no election by XOMA relating thereto shall be effective and no such definitive agreement may be entered into without a new notice thereof being provided by Aphton to XOMA in compliance with this Section 7.2 whereupon the provisions of this Section 7.2 shall continue to apply in full.

     7.3 Records. The Parties shall each keep accurate books and accounts of record in connection with the Development, Manufacture and Commercialization of Product in a manner consistent with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of compensation hereunder. Aphton and XOMA shall maintain such records for a period of three (3) years after the end of the year in which they were generated. At such Party's expense, a Party, through an independent Third Party certified public accountant, shall have the right to access the books and records of the other Party for the sole purpose of verifying such statements; such access shall be conducted after reasonable prior written notice to the Party, during ordinary business hours and not more frequently than once during each calendar year. In the event that there has been an underreporting or overreporting of items reviewed by such accountants which aggregates five percent (5%) or greater of the total Operating Profit or Loss over the full period reviewed by such accountants, then the cost of such accountants shall be borne by the Party who was responsible for such underreporting or overreporting. Any underpaid or overpaid amounts shall be paid within fifteen (15) business days after notice of the underreporting or overreporting unless disputed by the audited Party, in which case the disputed amount shall be paid within fifteen (15) business days of such notice into an interest-bearing escrow account pending resolution of the dispute pursuant to Section 13.2. Upon the release of any such disputed amounts to either Party after resolution pursuant to Section 13.2, any interest accrued on such disputed amounts shall be simultaneously released to such Party.

     7.4 Currency of Payment. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by the Party to be paid. Any determination(s) hereunder requiring the conversion of currency shall be made by the paying Party in the same manner as made by such Party in connection with the preparation of its externally-published financial statements (or those of its parent company), consistent with GAAP.

     7.5 Taxes Withheld. Any income or other tax that either Party is required to withhold and pay on behalf of the other Party, its Affiliates, licensees or sublicensees with respect to the Development, Manufacturing or Commercialization of a Product or other amounts payable under this Agreement shall be deducted from and offset against amounts owed to the other Party hereunder prior to remittance; provided, however, that in regard to any tax so deducted, each Party shall give or cause to be given to the other Party such assistance as may reasonably be necessary to enable such other Party to claim any available withholding exemptions or rate reductions and/or credits in respect of any withholding, and in each case shall furnish such other Party proper evidence of the taxes paid on its behalf.

8. OPT OUT/OPT IN RIGHTS

     8.1 Right to Opt Out. Either Party may decline to participate in ("Opt Out" of) any further Development and Commercialization of a particular Product (on a Product-by-Product basis) in a particular Region (on a Region-by-Region basis) at any time in its sole discretion; provided, however, that with respect to any Product in Development, the foregoing Opt Out right can only be exercised within thirty (30) days following the achievement of an Opt-Out Milestone for such Product. With respect to the first Product being Developed in the USA, if either Party Opts Out pursuant to this Section 8.1 prior to the initiation of a Phase I Study with respect to such Product, the Parties agree to negotiate in good faith a contract for the services that the Party that Opted Out would have provided to the other Party pursuant to the Development Program through the completion of such Phase I Study if such Party had not Opted Out. The Party that has Opted Out shall use commercially reasonable efforts to procure such services from Third Parties as soon as practicable following such Opt Out, whereupon the Party that Opted Out shall have no further obligations pursuant to the immediately preceding sentence.

     8.2 Exercise of Opt Out Rights. A Party may exercise its Opt Out rights under Section 8.1 by notice in writing to the other Party, which notice must specify the Product and Region(s) for which such Party wishes to Opt Out and shall be effective immediately, in the case of Products in Development, or six
(6) months after its receipt by the other Party, in the case of Products in Commercialization.

     8.3 Right to Opt Back In. Pursuant to Section 8.4 the Parties may also elect to again participate in ("Opt Back In" to) the Development and Commercialization of a particular Product in a particular Region after having Opted Out pursuant to Sections 8.1 and 8.2. The exercise of any such rights to Opt Back In shall be subject to the other provisions of this Agreement, including the obligation to share Operating Profits/Losses, Development Expenses and Commercialization Expenses, and such exercise shall not entitle a Party to any rights greater than those it would have had if it had not Opted Out. Notwithstanding anything herein to the contrary, any exercise of rights to Opt Back In is expressly conditioned on the absence of any agreement(s) between the Party that has not Opted Out with respect to the relevant Product and any Joint Marketing/Development Partner, Aphton Marketing/Development Partner or XOMA Marketing/Development Partner contractually having significant participation in the development and/or commercialization of such Product, other than agreements relating to the provision of goods or services not typically provided by collaborators, and any exercise of rights to Opt Back In shall be subject to the rights of any Third Party under any agreement with respect to manufacture, development or commercialization of the relevant Product between the Party that has not Opted Out and such Third Party.

     8.4 Exercise of Rights to Opt Back In. For each Product in a particular Region which either Party has Opted Out of pursuant to Sections 8.1 and 8.2, such Party shall have the right to Opt Back In to such Product in such Region upon completion of the first successful Phase II Study for such Product under the following terms and conditions (it being understood that the Parties shall agree on the criteria for success of such Phase II Study for this purpose prior to commencement thereof):

     (a) Notice, Delivery of Reports and Time to Exercise. Following completion of the first successful Phase II Study for such Product, the Party that has not Opted Out shall provide the Party that has Opted Out with written notice of such completion and enclose a copy of a summary analysis performed in accordance with the pre-specified statistical analysis plan filed with the FDA. The Party that has Opted Out may exercise its right to Opt Back In by providing, within forty-five (45) days of receipt of such notice and report, written notice to the Party that has not Opted Out. During this forty-five (45) day period, the Party that has not Opted Out shall provide the Party that has Opted Out with all updates to the report and all additional material information, data and reports. In addition, upon request the Party that has not Opted Out shall make the raw data as well as its personnel, agents and/or contractors available in response to reasonable inquiries by the Party that has Opted Out.

     (b) Fee. For each Product in each Region that the Party that has Opted Out Opts Back In to pursuant to Section 8.3, such Party shall owe the Party that has not Opted Out an amount equal to (i) if the Party that has Opted Out is Aphton, [*] of the amounts incurred by XOMA solely for that particular Product in that Region through completion of the Phase II Study that would have been borne by Aphton under this Agreement pursuant to Section 7.1 had Aphton not Opted Out and
(ii) if the Party that has Opted Out is XOMA, [*] of the amounts incurred by Aphton solely for that particular Product in that particular Region through completion of the Phase II Study that would have been borne by XOMA under this Agreement pursuant to Section 7.1 had XOMA not Opted Out. Fees owed pursuant to this Section 8.4(b) shall be payable within thirty (30) days of exercise of the right to Opt Back In.

     (c) Waiver. The Party that has Opted Out will waive its right to Opt Back In under Section 8.3 and this Section 8.4 with respect to a particular Product in a particular Region if it fails to timely provide the written notice of such intent or timely tender the fee for such Product and/or Region, each as provided herein.

     8.5 Certain Effects of Opting Out.

     (a) Generally. Subject to the right of a Party to Opt Back In, the development and commercialization of any Product for any Region(s) as to which a Party has Opted Out shall no longer be carried out jointly by the Parties or as part of the Collaboration, and subject to the right of the Party that has Opted Out to Opt Back In: (i) the Party that has Opted Out shall have no rights to develop or commercialize, or to participate in Operating Profits from the commercialization of, any Product for any Region(s) as to which such Party has Opted Out; and (ii) the Party that has not Opted Out shall be free to develop and commercialize such Product in the Region(s) as to which the Party that has Opted Out has Opted Out, either alone or with one or more Third Parties. For the avoidance of doubt, the development and commercialization of any Product for a Region as to which a Party has Opted Out shall not be subject to the oversight or direction of the Committees and shall not be the subject of any Development Plans or Commercialization Plans. Notwithstanding the foregoing, the activities of the Party that has not Opted Out shall nonetheless be covered by the provisions of Articles 9 and 10.

     (b) Royalty. In the event either Party Opts Out of a particular Product in a particular Region and does not Opt Back In as provided herein (the "Opted Out Party"), the other Party (the "Continuing Party") shall pay the Opted Out Party a royalty in an amount [*] of Net Sales of such Product in such Region. In the event [*], the dispute shall be submitted to the mediation and arbitration procedures of Section 13.2. Appropriate provision shall be made so that the Continuing Party shall have the benefit of, but also all responsibility for (including without limitation with respect to the payment of royalties and other amounts due under), any Third Party licenses relating to such Product in such Region. Within ten (10) days after the end of each calendar quarter, the Continuing Party shall submit a written report to the Opted Out Party of Net Sales (including gross sales and applicable Sales Returns and Allowances) of any Product in any Region as to which the Opted Out Party has Opted Out and not Opted Back In. The Continuing Party shall maintain records and grant access thereto as provided in Section 7.3 with respect to any payments due under this
Section 8.5(b). Payments of the amounts required hereby shall be made within thirty (30) days of the end of the applicable calendar quarter, and the provisions of Sections 7.4 and 7.5 shall apply thereto.

     (c) Good Faith as to Other Regions. In the event either Party Opts Out of a Product in a particular Region and does not Opt Back In as provided herein, the other Party shall act in good faith and exercise reasonable judgment in the development and commercialization of Products in such Region so as not to jeopardize the Development or Commercialization of Products in the other Region(s) in which Products are being jointly Developed and/or Commercialized hereunder. Without limiting the foregoing, not less than three (3) months prior to commencing any clinical trial with respect to a Product in a Region in which a Party has Opted Out, the Party that has not Opted Out shall provide to the Party that has Opted Out a copy of a synopsis of the protocol for such clinical trial and shall reasonably consider any comments with respect to such clinical trial which are provided by the Party that has Opted Out within thirty (30) days of its receipt of such synopsis.

     (d) XOMA Manufacturing Obligation.

     (i) Subject to the other provisions of this Agreement regarding expiration and termination, in the event XOMA Opts Out as to a particular Product in a particular Region but has not Opted Out as to such Product in at least one other Region and is manufacturing such Product pursuant to Article 6, at Aphton's election, the manufacture and supply provisions of Article 6 shall nonetheless apply to such Product in such Region:

          (I) for so long as the Product continues to be manufactured by XOMA for at least one other Region, but only in the event that it would not be commercially feasible for the manufacture of the Product for such Region to be transferred to a Third Party manufacturer and it would not be unduly onerous for XOMA to continue the manufacture of the Product for such Region, taking into account in both cases factors such as capacity constraints, the volume of Product required for the Region which XOMA has Opted Out of and the costs to Aphton in procuring the manufacture of such Product by a Third Party manufacturer for such Region; and

          (II) in all other cases, for a period of (A) in the event XOMA Opts Out prior to [*] for such Product in the Field, [*] following such Opt Out, and (B) in the event such Opt Out occurs after [*] for such Product in the Field, [*] following such Opt Out;

provided, however, that in each case the supply price for Product for that Region shall be equal to XOMA's COGS plus [*]; and provided, further, that in each case XOMA's obligation under this Section 8.5(d)(i) shall be limited to [*] of XOMA's anticipated available capacity for such period.

     (ii) Subject to the other provisions of this Agreement regarding expiration and termination, in the event XOMA Opts Out as to a particular Product throughout the Territory and, at the time of such Opt-Out is manufacturing such Product pursuant to Article 6, at Aphton's election, the manufacture and supply provisions of Article 6 shall nonetheless apply to such Product for a period of
(A) in the event XOMA Opts Out prior to [*] for such Product in the Field, [*] following such Opt Out, and (B) in the event such Opt Out occurs after [*] for such Product in the Field, [*] following such Opt Out; provided, however, that the supply price for such Product shall be equal to XOMA's COGS plus [*]; and provided, further, that XOMA's obligation under this Section 8.5(d)(ii) shall be limited to [*] of XOMA's anticipated available capacity for such period at the time of such Opt Out.

     (e) Technology Transfer and Transitional Services. In the event either Party Opts Out of a Product, or Opts Out of a Product in a particular Region, the provisions of Section 14.5(a)(ii) and (iv) and 14.5(b)(ii) and (iii), as applicable, shall apply with respect to the continued manufacture, development and/or commercialization of the Opted Out Product or the Opted Out Region.

     8.6 Limited Compensation. In the event that a Party does not Opt Back In to a Product in a particular Region, such Party's sole compensation with respect to such Product in such Region is set forth in Section 8.5(b), except to the extent
Section 8.5(d) applies.

     8.7 Compliance with Privacy Laws. As of the Effective Date, the Parties shall use Commercially Reasonable and Diligent Efforts to obtain all necessary consents required for disclosure of the data and reports which they are required to provide pursuant to this Article 8. For purposes of this Article 8, Commercially Reasonable and Diligent Efforts shall include seeking contractual obligations from clinical research sites obligating the sites to seek subjects' consent to disclosure of private data to the Parties, their licensees and collaborators. In the event that any such consent cannot be obtained, the Party having the right to Opt Back In shall be provided with data and documentation which is redacted to make disclosure lawful. With respect to any particular Product in a particular Region, the Continuing Party will reimburse all of the Opted Out Party's reasonable costs associated with compliance with this Section 8.7.

9. LICENSES AND COVENANTS

     9.1 Grants.

     (a) XOMA Grant. Subject to the other terms and conditions of this Agreement, XOMA hereby grants to Aphton each of the following licenses:

          (i) a fully paid up license, with the right to grant sublicenses as provided in Section 9.2, under the XOMA Background Technology, the XOMA Collaboration Technology and XOMA's rights in the Joint Collaboration Technology to use, offer to sell, sell or import Products in the Field throughout the Territory during the Term of this Agreement. Such license shall be non-exclusive with respect to Non-Commercial Research Activities and shall otherwise be co-exclusive (with XOMA) with respect to using, offering for sale, selling and importing Products in the Field;

          (ii) a royalty-bearing license, with the right to grant sublicenses as provided in Section 9.2, under the XOMA Background Technology, the XOMA Collaboration Technology and XOMA's rights in the Joint Collaboration Technology to make, have made, use, offer to sell, sell or import any Product as to which XOMA has Opted Out and not Opted Back In in the Field in each Region as to which XOMA has so Opted Out and not Opted Back In during the Term of this Agreement, it being agreed that Aphton shall bear all costs under any Third Party agreements associated with such license with respect to such Product in such Region (or reasonably allocable thereto) and that such license is expressly subject to the limitations and restrictions of any such Third Party agreements. Such license shall be non-exclusive with respect to Non-Commercial Research Activities and shall otherwise be exclusive (even as to XOMA) with respect to making, having made, using, offering for sale, selling and importing any such Product in the Field in any such Region; provided, that to the extent Aphton uses any such technology in conjunction with one or more Third Parties, such license shall include a prohibition against the exercise by Aphton of any "have made" rights with [*];

          (iii) a fully paid up, perpetual, fully sublicensable, non-exclusive license under the XOMA Collaboration Technology to discover, use, develop, make, have made, sell, offer for sale, import and export any product directed against a Target Antigen, other than a Product; and

          (iv) a fully paid up, fully sublicensable license to all of XOMA's rights in any and all inventions or technology solely directed to the Products that Aphton has not Opted Out of or has Opted Out of and Opted Back In to or Target Antigens (except with respect to Products that Aphton has not Opted Out of or has Opted Out of and Opted Back In to) that constitute XOMA Collaboration Technology or XOMA's rights in Joint Collaboration Technology, it being agreed that such license is expressly subject to the limitations and restrictions of any Third Party agreements associated therewith and, with respect to any activities that do not benefit the Collaboration, Aphton shall bear all costs under any such Third Party agreements. Such license shall be co-exclusive (with XOMA) with respect to all Collaboration activities and shall be exclusive (even as to XOMA) as to all activities that do not benefit the Collaboration.

     (b) Aphton Grant. Subject to the other terms and conditions of this Agreement, Aphton hereby grants to XOMA each of the following licenses:

          (i) a fully paid-up license, with the right to grant sublicenses as provided in Section 9.2, under the Aphton Background Technology, the Aphton Collaboration Technology and Aphton's rights in the Joint Collaboration Technology to make, have made, use, offer to sell, sell or import Products in the Field throughout the Territory during the Term of this Agreement. Such license shall be non-exclusive with respect to Non-Commercial Research Activities and shall otherwise be co-exclusive (with Aphton and any Third Party manufacturer designated in accordance with Section 6.1) with respect to making, having made, using, offering for sale, selling and importing Products in the Field;

          (ii) a royalty-bearing license, with the right to grant sublicenses as provided in Section 9.2, under the Aphton Background Technology, the Aphton Collaboration Technology and Aphton's rights in the Joint Collaboration Technology to make, have made, use, offer to sell, sell or import any Product as to which Aphton has Opted Out and not Opted Back In in the Field in each Region as to which Aphton has so Opted Out and not Opted Back In during the Term of this Agreement, it being agreed that XOMA shall bear all costs under any Third Party agreements associated with such license with respect to such Product in such Region (or reasonably allocable thereto) and that such license is expressly subject to the limitations and restrictions of any such Third Party agreements. Such license shall be non-exclusive with respect to Non-Commercial Research Activities and shall otherwise be exclusive (even as to Aphton) with respect to making, having made, using, offering for sale, selling and importing any such Product in the Field in any such Region; and

          (iii) to the extent Aphton has Opted Out of one or more Products in one or more Regions, a fully paid up, fully sublicensable, sublicense to the rights licensed to Aphton pursuant to Section 9.1(a)(iv) with respect to such Product(s) in such Region(s), which sublicense shall be exclusive (even as to Aphton) with respect to such Product(s) in such Region(s).

     9.2 Sublicenses. Neither Party may sublicense the rights granted to it in
Section 9.1 without the prior written consent of the other; provided that each of Aphton and XOMA may sublicense its rights to XOMA Technology, Aphton Technology or Joint Collaboration Technology, as the case may be, (a) to a Joint Marketing/Development Partner, Aphton Marketing/Development Partner or XOMA Marketing/Development Partner, as the case may be, granted a license or sublicense in accordance with Section 5.2, 5.5(a) or 5.5(b), respectively, in connection with the commercialization of a Product; (b) to any Third Party with respect to the discovery, use, development, making, having made, selling, offering for sale, import or export of any Product as to which the other Party has Opted Out and not Opted Back In at the time the sublicense is granted; and
(c) to the extent that such rights survive termination or expiration of this Agreement, to any Third Party with respect to the discovery, use, development, making, having made, selling, offering for sale, import or export of a Product following such expiration or termination of this Agreement; and provided, further, that Aphton may freely sublicense the rights granted to it under the XOMA Collaboration Technology with respect to any product directed against a Target Antigen, other than a Product.

9.3 Certain Covenants.

     (a) During the Term of this Agreement, XOMA shall take such steps as are commercially reasonable to maintain its rights under the [*] Agreement to the extent necessary for the discharge of its obligations under this Agreement. At the appropriate time in the course of Development of a Product, but in no event later than initiation of the first Phase I Study relating to such Product, XOMA will provide notice to [*] that it desires a license under the [*] Agreement to such Product and shall use Commercially Reasonable and Diligent Efforts to obtain such license in accordance with the provisions of the [*] Agreement.

     (b) During the Term of this Agreement, XOMA shall take such steps as are commercially reasonable to maintain its rights under such of the Phage Display License Agreements as are applicable to any Product which has been Developed or Commercialized under this Agreement. Upon receipt by XOMA of a written request from Aphton at an appropriate time in the course of Development of a particular Product, but in no event later than initiation of the first Phase I Study relating to such Product, XOMA shall use Commercially Reasonable and Diligent Efforts to obtain a license under any Phage Display License Agreement covering such Product to permit the development, manufacture and commercialization of such Product as contemplated in this Agreement.

     (c) XOMA covenants that it will grant to Aphton, within thirty (30) days after receipt by XOMA of a written request from Aphton (which request shall not be made prior to the decision to initiate toxicology testing hereunder of a Product hereunder), a license to such of the Expression and Engineering Technologies as are reasonably necessary to make, have made, use, sell, offer for sale or import Product(s) containing, comprising or derived from an antibody or antibodies identified (and, with respect to the Human Engineered(TM) technology only, Human Engineered(TM)) in the course of the Collaboration to the extent required by Aphton or its permitted licensees or sublicensees with respect to the development, manufacture and/or commercialization of such Product in the Field in the Territory pursuant to this Agreement (including as contemplated in Section 14.5(a)); provided, however, that with respect to activities which are only to be carried out by Aphton with respect to a particular Product in a Region as to which XOMA has Opted Out and not Opted Back In or following termination of this Agreement as set forth in Section 14.5(a), such grant may be conditioned upon the occurrence of such Opt Out (and only with respect to such Product and Region) or termination, as applicable. Such license shall be non-exclusive, [*] and shall include (A) to the extent Aphton uses any such technology in conjunction with one or more Third Parties, a covenant not to sue under the licensed patents for the benefit of Third Party collaborators of Aphton for purposes of developing, commercializing and, if applicable, manufacturing such Product; provided that each such covenant not to sue shall apply only to a Product or potential Product with respect to which Aphton has expended significant development effort, (B) a prohibition against the exercise by Aphton of any "have made" rights with [*], (C) provisions to the effect that
(i) such license shall be personal to Aphton and not assignable or sublicensable (but shall include a covenant not to sue as set forth in sub-section (A) above) and (ii) the license shall grant only the right to use the Expression and Engineering Technologies with respect to the particular molecule or molecules that are subject to the license and not the right to practice the methods of the Expression and Engineering Technologies (or any portion thereof) more generally and (D) such other provisions as are customary for licenses of this type; provided that all such other provisions shall not be inconsistent with the terms of this Agreement. Except as expressly provided herein, such licenses shall terminate upon expiration or termination of this Agreement.

10. INTELLECTUAL PROPERTY

     10.1 Ownership of Technology. Subject to the terms hereof, including the licenses and other rights granted hereunder, all Technology shall be owned as follows:

     (a) Background Technology. All Aphton Background Technology shall continue to be owned or Controlled by Aphton, and all XOMA Background Technology shall continue to be owned or Controlled by XOMA.

     (b) Aphton Collaboration Technology and XOMA Collaboration Technology. Aphton shall own the entire right, title and interest in and to all Aphton Collaboration Technology (including all Patent Rights and other intellectual property rights thereto), and XOMA shall own the entire right, title and interest in and to all XOMA Collaboration Technology (including all Patent Rights and other intellectual property rights thereto). Subject to the rights granted each Party under this Agreement (including the licenses granted pursuant to Section 9.1), (i) Aphton and its Affiliates may use and practice the Aphton Collaboration Technology, and (ii) XOMA and its Affiliates may use and practice the XOMA Collaboration Technology, in each case without the consent of the other and without an obligation to notify the other Party of such intended use or to pay royalties or other compensation to the other by reason of such use; provided, however, that neither Party shall use such Collaboration Technology with respect to any Product directed against a Target Antigen other than as expressly permitted in this Agreement.

     (c) Joint Collaboration Technology.

          (i) The Parties shall jointly own all Joint Collaboration Technology and, subject to the rights granted each Party under this Agreement (including the licenses granted pursuant to Section 9.1), each Party may make, use, sell, keep or license its interest in Joint Collaboration Technology, and otherwise undertake all activities a sole owner might undertake with respect to such Joint Collaboration Technology, without the further consent of and without accounting to the other Party, throughout the world; provided, however, that, during the Term of this Agreement, neither Party shall use such Joint Collaboration Technology with respect to any Product directed against a Target Antigen other than as expressly permitted in this Agreement.

          (ii) [*].

          (iii) [*].

          (d) Notice. The Parties shall each disclose all Collaboration Technology to the Development Committee at the first meeting of the Development Committee following the invention thereof.

10.2 Prosecution of Patents.

     (a) Background and Solely Owned Collaboration Technology. Subject to the provisions of Section 10.2(b) and (c) below, each Party shall have the sole right with respect to its Background Technology and Collaboration Technology owned solely by it to: (i) decide whether patent applications should be filed on such Background and Collaboration Technology, (ii) decide when and in which countries such patent application should be filed or maintained, (iii) control the prosecution and procurement of any such patent application and patents resulting from such patent applications, including their issuance, reissuance, reexamination and their defense in any interference, revocation and/or opposition proceedings, and (iv) select any counsel or other party necessary to prepare, file, prosecute and maintain such patent applications and such patents and advise or represent it in connection with such patent applications and such patents. Each Party shall pay all costs and expenses incurred by it under this
Section 10.2(a) with respect to Collaboration Technology owned by it. Each Party agrees to share with the other Party all substantive communications relating to the prosecution of Background and/or Collaboration Technology owned solely by it; provided that, if necessary, the other Party has executed an appropriate common interest or similar agreement. Unless so directed by the Steering Committee pursuant to Section 10.2(c), a Party that decides not to file any patent applications, or not to prosecute or maintain any patents, referred to in this Section 10.2(a) shall notify the other Party with sufficient time for such other Party to so prosecute or maintain and shall take all action and execute all documents reasonably necessary for the other Party to undertake such prosecution and maintenance at its own expense; provided, however, that such Party shall not be obligated to assign title to any such patents or patent applications to the other Party.

     (b) Joint Collaboration Technology. The Steering Committee shall determine which Party shall be responsible for filing patent applications in respect of Joint Collaboration Technology, using counsel selected by it with the consent of the other Party (which consent shall not be unreasonably withheld). With respect to the prosecution of such patent applications for Joint Collaboration Technology, the Party prosecuting such Joint Collaboration Technology (the "Prosecuting Party"), shall have the further right to take such actions as are necessary or appropriate to procure and maintain patents with respect thereto, subject to any direction by the Steering Committee pursuant to Section 10.2(c); provided that all such patent applications and patents shall be owned jointly ("Joint Patent Rights"). The Prosecuting Party's costs in preparing, filing, prosecuting and maintaining Joint Patent Rights shall be shared between the Parties as follows: (i) [*] in the event that the applicable Joint Patent Rights have scientifically and economically meaningful uses outside of this Agreement; and (ii) otherwise, [*]. In the event the Steering Committee cannot make the determination called for in the first sentence of this Section 10.2(b), the question of which Party shall be responsible for such filings and other activities shall be submitted to the dispute resolution procedures of Sections 13.1(a) and 13.2. Subject to Section 10.2(c), in the event that it is the Party selected by the Steering Committee to be responsible for filing of one or more patent applications regarding any composition of matter and/or method of use claims within the Collaboration Technology which claims would cover or claim human, Human Engineered(TM) or humanized monoclonal antibodies directed to Target Antigens, the Prosecuting Party shall, [*], use Commercially Reasonable and Diligent Efforts to secure one or more such claims. With respect to all Joint Collaboration technology, the non-Prosecuting Party shall be consulted, and due consideration given to any concerns it may raise, with respect to all significant prosecution matters involving the Joint Patent Rights. Unless so directed by the Steering Committee pursuant to Section 10.2(c), if the Prosecuting Party for a Joint Patent Right decides to abandon prosecution or maintenance of such Joint Patent Right, it shall so notify the other Party and the other Party shall have the right to take over the prosecution and maintenance of such Joint Patent Right at its own expense and discretion, in which case the original Prosecuting Party shall assign all of its rights and interest therein to the other Party. Either Party may avoid sharing the costs associated with any Joint Collaboration Technology by assigning all of its rights and interests therein to the other Party without further consideration. Costs incurred prior to such assignment shall be shared as set forth above.

     (c) Notwithstanding the provisions of Sections 10.2(a) and (b) above, the Steering Committee shall be responsible for the overall strategic management of patents and patent applications: (i) that form part of either Party's Background Technology, only to the extent that they include claims which are solely directed to one or more Products; and (ii) that form part of the Collaboration Technology, to the extent that they cover any Product, and, in each case, shall [*].

10.3 Enforcement of Patent Rights.

     (a) Mutual Notification. If at any time during the Term of this Agreement, either Party becomes aware of any product that it believes (i) is being sold or used in the Territory for treatment of the same indications or potential indications as any Product or potential Product, and (ii) infringes a Patent Right owned by XOMA and/or Aphton which Patent Right is believed also to protect the use, development, manufacture, sale, import or export of such Product (or potential Product), the Party having such knowledge shall promptly inform the other Party of such infringement. The Parties shall thereafter consult and attempt to determine a course of action to terminate any such infringement.

     (b) Enforcement of Aphton Background Patent Rights. Subject to Section 10.3(d) below, [*] shall have the sole right, [*] and in its sole discretion, to initiate, prosecute and control the enforcement of rights (including Patent Rights) within the [*] Background Technology against infringement or misuse, or the defense of any declaratory judgment action for non-infringement relating thereto in any Territory and to defend any Patent Right within the Aphton Background Technology.

     (c) Enforcement of XOMA Background Patent Rights. Subject to Section 10.3(d) below, [*] shall have the sole right, [*] and in its sole discretion, to initiate, prosecute and control the enforcement of rights (including Patent Rights) within the [*] Background Technology against infringement or misuse, or the defense of any declaratory judgment action for non-infringement relating thereto in any Territory and to defend any Patent Right within the XOMA Background Technology.

     (d) Enforcement of Background Patent Rights in Certain Circumstances. Notwithstanding Sections 10.3(b) and (c) above, in the event either Party or its Affiliates in the exercise of its discretion elects not to enforce or defend Patent Rights within the Aphton Background Technology or the XOMA Background Technology, as applicable, in a particular circumstance with respect to the potential infringement thereof by a product which is being sold or used in the Territory for treatment of the same indications or potential indications as any Product or potential Product, the other Party may request that the Steering Committee determine whether such Patent Rights should be enforced or defended in such circumstance; provided, however, that with respect to any Product or Region as to which the Party Controlling such Background Technology has Opted Out and has not Opted Back In, [*]. In the event the Steering Committee determines that such Patent Rights should be so enforced, the Steering Committee shall determine which Party shall be responsible for the enforcement or defense thereof in such circumstance. The Party so selected by the Steering Committee shall control such enforcement or defense, using counsel selected by it with the consent of the other Party (which consent shall not be unreasonably withheld), and the costs thereof shall be [*]; provided, however, that with respect to any Product or Region as to which a Party has Opted Out and has not Opted Back In, the costs thereof shall be [*].

     (e) Enforcement of Collaboration Patent Rights.

          (i) In the event of an infringement of any Patent Rights that form part of the Collaboration Technology, the Parties shall discuss in good faith whether they wish to jointly enforce such Patent Rights. In the event the Parties agree to jointly enforce such Patent Rights, [*]shall control such enforcement or defense, using counsel selected by it with the consent of [*] (which consent shall not be unreasonably withheld), and the costs thereof shall be [*].

          (ii) In the event that the Parties do not agree to jointly enforce any such Patent Rights that form part of the Collaboration Technology, [*] shall (unless such Patent Rights relate only to a particular Product in a particular Region as to which Aphton has Opted Out and not Opted Back In) have the first right, at its own cost and expense and in its sole discretion, to initiate, prosecute and control such legal action, or to control the defense of any declaratory judgment action for non-infringement relating thereto, including the right to settle any such action.

          (iii) If [*] does not commence any such action to enforce any such Patent Rights that form part of the Collaboration Technology within ninety
     (90) days after notice of such infringement, then [*] will (unless such Patent Rights relate only to a particular Product in a particular Region as to which [*] has Opted Out and not Opted Back In) have the right, at its own cost and expense and in its sole discretion, to either initiate and prosecute such action or to control the defense of such declaratory judgment action.

     (f) Cooperation. In connection with any action brought by either Party for patent infringement of any Patent Rights that form part of the Collaboration Technology or, in connection with any proceedings brought pursuant to Section 10.3(d) above, the Background Technology, the Parties will reasonably cooperate and will provide each other with any information or assistance that either Party may reasonably request. Each Party shall keep the other Party informed of developments in any action, including the status of any settlement negotiations and the terms of any offer related thereto. The Party controlling such action, as provided in Section 10.3(d) or (e), shall [*], and [*]. Each Party may be separately represented by counsel of its choice, at its own cost and expense unless counsel selected by the Party controlling the litigation would have a conflict of interest with respect to its representation of both Parties (in which case the costs of separate representation shall be shared as set forth above). However, no settlement, compromise or other disposition of any such proceeding that concerns the validity of any Joint Patent Rights or Patent Rights of the other Party shall be [*].

     (g) Recovery of Costs and Damages in Infringement Actions. Any recovery obtained as a result of infringement actions, whether by judgment, award, decree or settlement: (i) shall be [*] with respect to any action brought pursuant to
Section 10.3(d) or 10.3(e)(i); (ii) shall be [*] with respect to any action brought pursuant to Section 10.3(d) with respect to any Product or Region as to which the other Party has Opted Out and has not Opted Back In; (iii) shall be [*] respect to any action brought pursuant to Section 10.3(b) or 10.3(e)(ii); and (iv) shall be [*] with respect to any action brought pursuant to Section 10.3(c) or 10.3(e)(iii).

     (h) Right to Abandon. If the Party controlling the enforcement or defense of any Patent Right in accordance with this Section 10.3 decides to abandon such enforcement or defense of such Patent Right, it shall so notify the other Party and the other Party shall have the right to take over the enforcement or defense of such Patent Right at its own expense and discretion, in which case the original enforcing or defending Party shall assign all of its rights and interest in such enforcement or defense to the other Party and shall waive any right to recovery with respect thereto under Section 10.3(g). Either Party may avoid sharing the costs associated with any enforcement or defense of a Patent Right governed by this Section 10.3 by assigning all of its rights and interests therein to the other Party without further consideration. Costs incurred prior to such assignment shall be borne as otherwise set forth in this Section 10.3.

10.4 Allegations of Infringement by Third Parties.

     (a) Mutual Notification. In the event that either Party receives notice that the use, development, manufacture, sale, import or export of a Product, or any other action by either of them under this Agreement, during the Term of this Agreement is alleged to be a violation of the patent or other intellectual property rights of a Third Party, it shall immediately notify the other Party. The Steering Committee shall promptly determine an appropriate response and course of action.

     (b) XOMA Background Technology. With respect to any alleged infringement arising through the use of any XOMA Background Technology, [*] will have the right to control any defense, using counsel selected by it with the consent of [*] (which consent shall not be unreasonably withheld); provided, however, that if such allegations relate only to a particular Product in a particular Region as to which [*] has Opted Out and not Opted Back In, [*] will have the right to control any defense, using counsel selected by it with the consent of [*] (which consent shall not be unreasonably withheld). The costs thereof (including any damages, costs or expenses resulting from any action) shall be [*] and any recovery obtained as a result of infringement actions, whether by judgment, award, decree or settlement shall be [*] (in each case unless such allegations relate only to a particular Product in a particular Region as to which [*] has Opted Out and not Opted Back In, in which case [*].

     (c) Aphton Background Technology. With respect to any alleged infringement arising through the use of any Aphton Background Technology, [*] will have the right to control any defense, using counsel selected by it with the consent of [*] (which consent shall not be unreasonably withheld); provided, however, that if such allegations relate only to a particular Product in a particular Region as to which [*] has Opted Out and not Opted Back In, [*] will have the right to control any defense, using counsel selected by it with the consent of [*] (which consent shall not be unreasonably withheld). The costs thereof (including any damages, costs or expenses resulting from any action) shall be [*] and any recovery obtained as a result of infringement actions, whether by judgment, award, decree or settlement shall be [*] (in each case unless such allegations relate only to a particular Product in a particular Region as to which [*] has Opted Out and not Opted Back In, in which case [*].

     (d) Collaboration Technology. With respect to any alleged infringement arising through the use of any Collaboration Technology, [*] will have the right to control any defense, using counsel selected by it with the consent of [*] (which consent shall not be unreasonably withheld); provided, however, that if such allegations relate only to a particular Product in a particular Region as to which [*] has Opted Out and not Opted Back In, [*] will have the right to control any defense, using counsel selected by it with the consent of [*] (which consent shall not be unreasonably withheld). The costs thereof (including any damages, costs or expenses resulting from any action) and any recovery obtained as a result thereof (whether by judgment, award, decree or settlement) shall be [*] (unless such allegations relate only to a particular Product in a particular Region as to which one Party has Opted Out and not Opted Back In, in which case all such costs shall be [*] and any such recovery shall be [*]).

     (e) Cooperation. In connection with any action pursuant to this Section 10.4, the Parties will reasonably cooperate and will provide each other with any information or assistance that either Party may reasonably request. Each Party shall keep the other Party informed of developments in any action, including the status of any settlement negotiations and the terms of any offer related thereto. The Party controlling such action shall [*]. Each Party may be separately represented by counsel of its choice, at its own cost and expense unless counsel selected by the Party controlling the litigation would have a conflict of interest with respect to its representation of both Parties (in which case the costs of separate representation shall be treated as set forth above). However, no settlement, compromise or other disposition of any such proceeding that concerns the validity of any Joint Patent Rights or Patent Rights of the other Party shall be [*].

10.5 Trademarks and Trade Dress.

     (a) Product Trademarks. The Commercialization Committee, with the approval of the Steering Committee, shall have the right to select, and shall register and maintain, at its expense, such Product Trademark(s) as shall be used for the promotion, marketing and sale of the Product(s) in the Territory. Aphton shall own such Product Trademark(s) and all goodwill associated therewith, and all use of any Product Trademark(s) pursuant to this Agreement shall at all times inure to the benefit of Aphton. Aphton hereby grants to XOMA (i) a fully paid-up, co-exclusive license (with Aphton) to use the Product Trademark(s) in the Territory for the Commercialization activities provided for in this Agreement and (ii) a fully paid-up, exclusive license to use the Product Trademark(s) in connection with the commercialization of any Product as to which Aphton has Opted Out and not Opted Back In in each Region as to which Aphton has Opted Out and not Opted Back In. XOMA acknowledges and agrees that its use of any Product Trademark shall not create rights in or to such Product Trademark or the goodwill pertaining thereto, whether by virtue of any use of such Product Trademark pursuant to this Agreement, or otherwise. This license shall survive any termination or expiration of this Agreement as necessary to permit the use of the Product Trademarks by XOMA in connection with any Product that continues to be licensed as provided in Section 14.5(b).

     (b) Product Trademark Use. XOMA recognizes that the Product Trademark(s) represent a valuable asset of Aphton, and that substantial recognition and goodwill are associated with such name, logo and trademarks. XOMA shall use the Product Trademark(s) only in the form, manner and logotype approved in writing by Aphton.

     (c) Product Trademark Enforcement. If either Party has knowledge of any suspected infringement of the Product Trademark(s) by Third Parties, the Party having such knowledge shall promptly inform the other Party of such infringement. The Parties shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by [*] to terminate any such infringement. In connection with any such action, [*] will cooperate fully and will provide [*] with any information or assistance that Aphton may reasonably request. [*] may settle, compromise or otherwise dispose of any such proceeding that concerns the validity of any Product Trademark at its discretion, all costs of which will be considered [*] and all awards in connection therewith will be [*].

     (d) Product Trade Dress. Except as otherwise agreed with one or more Third Parties pursuant to Section 5.2 or 5.5(a), Aphton shall be solely responsible for package design and trade dress used for Products in the Field in the Territory, except for Products as to which Aphton has Opted Out and not Opted Back In, in which case XOMA shall be solely responsible therefor.

     10.6 Improvements to Certain Excluded Technology. Notwithstanding anything in this Agreement to the contrary, all additions, developments, modifications, enhancements, adaptations and improvements developed hereunder which relate to the Expression and Engineering Technologies generally and are not specific to the Product(s) or Target Antigens ("Improvements"), including any new patents or patent applications included therein, whether from work by or on behalf of Aphton or XOMA, shall be owned by the Other XOMA Entities and/or XOMA and not by Aphton, any of its Affiliates or any Third Party.

11. CONFIDENTIALITY

     11.1 Confidentiality. Except as specifically permitted hereunder, each Party hereby agrees to hold in confidence and not use for any purpose other than the purposes of this Agreement, all (a) data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies, know-how and other information provided by one Party (the "Disclosing Party") to the other (the "Receiving Party") during the Term of this Agreement and (b) all data, results and information developed pursuant to the Collaboration and owned solely by the other Party (collectively, the "Confidential Information"), except that the term "Confidential Information" shall not include:

     (a) information that is or becomes part of the public domain through no fault of the Receiving Party or its Affiliates;

     (b) information that is obtained after the date hereof by the Receiving Party or one of its Affiliates from any Third Party that is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

     (c) information that is known to the Receiving Party prior to disclosure by the Disclosing Party, as evidenced by the Receiving Party's written records;

     (d) information that is necessary or advantageous to be disclosed to any Regulatory Authorities or pursuant to any regulatory filings, provided that in such case the Receiving Party notifies the Disclosing Party reasonably in advance of such disclosure and cooperates with the Disclosing Party to minimize the scope and content of such disclosure;

     (e) information that is, in the opinion of legal counsel to the Receiving Party required to be disclosed pursuant to any relevant law, rule or regulation or under order of a court of competent jurisdiction; provided that in such case the Receiving Party notifies the Disclosing Party reasonably in advance of such disclosure and cooperates with the Disclosing Party to minimize the scope and content of such disclosure; and

     (f) information that either Party determines is reasonably necessary to be disclosed to any other Third Party involved in the use, development, manufacture, sale, importation or exportation of a Product.

Notwithstanding the foregoing: (i) any information meeting the criteria of clause (d), (e) or (f) of this Section 11.1 shall nonetheless retain its status as Confidential Information in the hands of the Receiving Party with respect to any Third Parties other than those described in the applicable clause (d), (e) or (f); and (ii) XOMA may disclose to Chiron Corporation the definition of Target Antigen(s) pursuant to the confidentiality provisions of the existing Agreement dated February 27, 2004, between XOMA and Chiron Corporation or, if applicable, of a subsequent more definitive agreement between such parties replacing the existing agreement.

     11.2 Survival. The obligations of this Article 11 shall survive for the longer of (i) the last to expire Valid Claim and (ii) five (5) years following the expiration or termination of this Agreement except to the extent required by any longer obligations of confidentiality to a Third Party that are disclosed to the Receiving Party prior to termination of this Agreement.

     11.3 Publicity. All publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by and subject to the approval of both Parties; except that such review and approvals shall not be required for any announcement that discloses the existence of this Agreement without disclosing any of its non-public material terms. The parties hereby agree to the release of a press release in the form attached hereto as Schedule 11.3 upon full execution of this Agreement and that the consummation of this Agreement, as well as such terms as are expressly described in such press release, shall be deemed to be in the public domain.

     11.4 Publication. The Parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter and to maximize the commercial potential of any Products. Prior to any public disclosure of any such results, the Party proposing disclosure shall send the other Party a copy of the information to be disclosed, and shall allow the other Party sixty (60) days from the date of receipt in which to review the proposed disclosure. If notification is not received during the sixty (60) day period, the Party proposing disclosure shall be free to proceed with the disclosure. If due to a business reason or a belief by the other Party that the disclosure contains subject matter for which a patentable invention should be sought, then prior to the expiration of the sixty
(60) day period, the other Party shall so notify the disclosing Party, who shall then delay public disclosure of the information for an additional period of up to ninety (90) days to permit the preparation and filing of a patent application on the subject matter to be disclosed or other action to be taken. The Party proposing disclosure shall thereafter be free to publish or disclose the information, subject to any deletions or modifications requested by the other Party. The determination of authorship for any paper shall be in accordance with accepted scientific practice and shall acknowledge the contribution of the other Party to the subject matter thereof. Nothing in this Section 11.4 will be construed to allow either Party to disclose the Confidential Information of the other Party in any publication or other disclosure without the express written consent of such other Party.

12. REPRESENTATIONS AND WARRANTIES

     12.1 Legal Authority. Each Party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

     12.2 No Conflicts. Each Party represents and warrants that as of the date of this Agreement it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its organizational documents, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

     12.3 XOMA Specific Representations. XOMA represents and warrants to Aphton that:

     (a) to its knowledge after reasonable inquiry, the utilization of the Expression and Engineering Technologies contemplated to be undertaken by XOMA pursuant to this Agreement do not and are not likely to infringe upon the intellectual property rights of any Third Party, provided, however, that such representation and warranty does not extend to (i) any intellectual property rights pertaining or relating to any Target Antigen or any method claims relating thereto or (ii) any activities conducted or to be conducted (A) by Aphton or (B) based on any recommendation or request by Aphton or using materials or technologies produced or provided by Aphton;

     (b) at the time of delivery, all units of the Product will: (i) be in compliance with cGMP Requirements, (ii) be within the Specifications, (iii) be free from defects in materials and workmanship, (iv) not be adulterated or misbranded within the meaning of the FDC Act and (v) not be an article which may not, under the FDC Act, be introduced into interstate commerce;

     (c) it has disclosed to Aphton all agreements and other arrangements between XOMA and/or any Affiliate thereof, on the one hand, and any Third Party, on the other hand, providing for the payment of a royalty or fee the scope of which includes or could include a Product or a Target Antigen or a process for the manufacture of a Product;

     (d) as of the Effective Date, the [*] Agreement is in full force and effect;

     (e) it has proprietary rights to all material patents and/or patent applications included in the XOMA Background Technology and it knows of no reason as to why the issued or allowed claims of such patents and patent applications are not valid or enforceable and that, to its best knowledge after reasonable inquiry, there are no actual or threatened claims by any Third Party against XOMA's ownership of, or proprietary rights to, such patents or patent applications;

     (f) Other XOMA Entities own and/or Control all the patents and have proprietary rights to all material patents and/or patent applications included in the Expression and Engineering Technologies and it knows of no reason as to why the issued or allowed claims of such patents and patent applications are not valid or enforceable and that, to its best knowledge after reasonable inquiry, there are no actual or threatened claims by any Third Party against ownership of any Other XOMA Entity, or proprietary rights of any Other XOMA Entity to, such patents or patent applications; and

     (g) it has been assigned or licensed (with the right to grant sublicenses as contemplated hereunder) all rights in the XOMA Background Technology and the Expression and Engineering Technology in so far as they relate to any Products or potential Products; and

     (h) it Controls and will continue to Control all rights under the XOMA Background Technology and the Expression and Engineering Technologies reasonably necessary for it to discharge its obligations under this Agreement, including, without limitation: (i) the licenses granted by it pursuant to Section 9.1(a) and to be granted by it pursuant to Section 9.3(c); and (ii) those activities specified in the Development Plan.

     12.4 Aphton Specific Representations. Aphton represents and warrants to XOMA that:

     (a) the antibodies proposed to be provided by Aphton to XOMA under this Agreement were created by one or more persons each of whom was under an obligation to assign, and has validly assigned to Aphton, and Aphton continues to hold, all rights therein;

     (b) it has disclosed to XOMA all agreements or other arrangements between Aphton and any Third Party providing for the payment of a royalty or fee the scope of which includes or could include a Product or a Target Antigen and/or as to which Aphton has granted an exclusive or non-exclusive license to any Target Antigen or any Product relating thereto; and

     (c) it owns and/or Controls all the patents and has proprietary rights to all material patents and/or patent applications included in the Aphton Background Technology and that, to its best knowledge after reasonable inquiry, there are no actual or threatened claims by any Third Party against Aphton's ownership of, or proprietary rights to, such patents or patent applications.

13. DISPUTE RESOLUTION

     13.1 Disputes.

     (a) Generally. The Parties recognize that disputes as to certain matters may from time to time arise under this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this
Article 13 if and when a dispute arises under this Agreement. Disputes among the Parties will be resolved as follows: with regard to any Development Dispute, Commercialization Dispute or Manufacturing Dispute, the Steering Committee, upon written notice by any Party, shall seek to resolve the dispute by discussions in good faith, and, at the request of either Party a face-to-face meeting of the members of the Steering Committee. If the Steering Committee is unable to resolve such dispute or any other Steering Committee Dispute within twenty-one
(21) days of being requested to do so or the Steering Committee agrees in advance of twenty-one (21) days that it is unable to resolve a dispute among its members, the dispute will be referred to the Business Heads. If after twenty-one
(21) days from such referral a dispute remains unresolved, then

          (i) for [*], Aphton shall be entitled to make the final determination; provided that all such determinations by Aphton shall be consistent with the unanimously agreed budget forming part of the then-applicable [*], including, without limitation, with respect to the impact of any such decision upon the Parties' obligations to make payments with respect to any Third Party intellectual property;

          (ii) for [*], XOMA shall be entitled to make the final determination; provided that all such determinations by XOMA shall be consistent with the unanimously agreed budget forming part of the then-applicable [*], as applicable, including, without limitation, with respect to the impact of any such decision upon the Parties' obligations to make payments with respect to any Third Party intellectual property;

          (iii) for [*], Aphton shall be entitled to make the final determination; provided that all such determinations by Aphton shall be consistent with the unanimously agreed budget forming part of the then-applicable [*], including, without limitation, with respect to the impact of any such decision upon the Parties' obligations to make payments with respect to any Third Party intellectual property;

          (iv) for [*], XOMA shall be entitled to make the final determination; provided that all such determinations by XOMA shall be consistent with the unanimously agreed budget forming part of the then-applicable [*], including, without limitation, with respect to the impact of any such decision upon the Parties' obligations to make payments with respect to any Third Party intellectual property and provided, further, that without limiting Sections 2.1 and 13.1(c) and in view of [*], all such determinations shall be commercially reasonable and in the interests of optimizing the commercial benefit to the Parties of the Development and Commercialization of the Product(s); and

          (v) for [*] and for all other matters as to which the Steering Committee is unable to reach agreement, the Parties agree to refer the matter to mediation pursuant to Section 13.2(a). If after thirty (30) days from referral to such mediation (as extended with the mutual consent of the Parties, not to be unreasonably withheld), a dispute (except any dispute relating to intellectual property described in Section 13.4) cannot be resolved by mediation, then the Parties agree to submit to arbitration pursuant to Section 13.2(b).

For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, any dispute relating to, arising out of or based upon matters of contractual construction and interpretation of the provisions of this Agreement, including whether a specific standard articulated in this Agreement has been met in a particular circumstance, shall be covered by clause (v) above.

     (b) Budgets to Be Unanimously Agreed. Notwithstanding any other provision of this Agreement, all budgets for Development, Manufacturing and Commercialization activities shall be subject to the unanimous consent of the Parties. In the event unanimous consent cannot be attained, the provisions of Sections 13.2 and 13.5 shall apply. Unless otherwise agreed in writing, neither Party shall be liable for any expenditure made by the other under any Development, Manufacturing or Commercialization budget unless and until such budget has been unanimously agreed to by the Parties or determined as set forth in Section 13.2 or 13.5.

     (c) Final Determinations. Any final determination by either Party made pursuant to clauses (i) through (iv) of Section 13.1(a) shall (1) be accompanied by a written explanation thereof setting forth in reasonable detail such Party's basis for making such determination, together with any supporting materials necessary for a reasonably complete understanding of such determination, (2) follow such Party's good faith review of the other Party's position and (3) be commercially reasonable and in the interests of optimizing the commercial benefit to the Parties of the Development and Commercialization of the Products. In no event shall the provisions of this Section 13.1 be considered a waiver by either Party of any of its or the other Party's contractual rights and obligations under this Agreement.

     (d) Interpretation. All references in this Agreement to determinations or decisions by any Committee hereunder shall be deemed to include determinations or decisions made pursuant to the dispute resolution procedures set forth in this Article 13, including determinations or decisions by the applicable Party pursuant to Section 13.1(a)(i)-(iv).

13.2 Mediation and Arbitration.

     (a) Mediation. If a dispute arises between the Parties under this Agreement for which mediation is required pursuant to Section 7.2, 8.5(b) or 13.1, the Parties agree to try in good faith to resolve such dispute in an expeditious manner by mediation administered by the CPR Institute for Dispute Resolution or its successor organization ("CPR") in accordance with its Mediation Procedure. The mediation proceeding shall be conducted at the location of the Party not originally requesting the resolution of the dispute. The Parties agree that they shall share equally the cost of the mediation filing and hearing fees and the cost of the mediator. Each Party must bear its own attorney's fees and associated costs and expenses. For the avoidance of doubt, nothing in connection with such mediation shall be binding on either Party, except for the provisions regarding sharing of costs set forth in this Section 13.2(a).

     (b) Arbitration.

     (i) If a dispute cannot be resolved pursuant to Section 13.2(a) within the thirty (30) day time period provided in Section 13.1(a)(v), then, upon fourteen
(14) days' written notice, either Party may initiate arbitration by giving notice to that effect to the other Party and by filing the notice with the CPR in accordance with its Rules for Non-Administered Arbitration. Such dispute shall then be settled by arbitration in New York in accordance with the Rules for Non-Administered Arbitration of the CPR or other rules agreed to by the Parties, by a panel of three neutral arbitrators, who shall be selected by the Parties using the procedures for arbitrator selection of the CPR. Discovery shall be limited to that which the panel determines is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective. The Parties acknowledge that the primary purpose of this Section 13.2 is to promote dispute resolution in a fair and expeditious manner. (ii) The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Insofar as it applies, the United States Arbitration Act shall govern the interpretation of, enforcement of, and proceedings pursuant to the arbitration clause in this Agreement. Except insofar as the United States Arbitration Act applies to such matters, the agreement to arbitrate set forth in this Section 13.2(b) shall be construed, and the legal relations among the Parties shall be determined in accordance with, the substantive laws of New York.

     (iii) The panel shall render its decision and award, including a statement of reasons upon which such award is based, within thirty (30) days after the arbitration hearing. The decision of the panel shall be determined by majority vote among the arbitrators, shall be in writing and shall be binding upon the Parties, final and non-appealable. Judgment upon the award rendered by the panel may be entered in any court having jurisdiction thereof in accordance with
Section 13.3.

     (iv) Except as required under the United States Arbitration Act and as set forth in Section 13.4, no action at law or in equity based upon any dispute that is subject to arbitration under this Section 13.2(b) shall be instituted.

     (v) The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees and the cost of the arbitrator incurred in accordance with this Section 13.2(b). Each Party must bear its own attorney's fees and associated costs and expenses incurred in accordance with this Section 13.2(b).

     13.3 Jurisdiction. For the purposes of this Article 13, the Parties agree to accept the jurisdiction of the federal courts located in the Southern District of New York for the purposes of enforcing the agreements reflected in this Article 13 or any arbitration award under this Article 13.

     13.4 Disputes Regarding Patents and Other Intellectual Property. Any dispute relating to the determination of ownership, validity or infringement by the other Party of a Party's patents shall be submitted exclusively to the federal courts located in the Southern District of New York, and the Parties hereby consent to the jurisdiction and venue of such court.

     13.5 Performance. Pending resolution of any matter under this Article 13, the Parties will continue to perform their obligations under this Agreement in accordance with the terms hereof. To facilitate such continued performance, the Business Heads shall negotiate in good faith in an effort to agree to appropriate interim budgets to allow the continued Development, Manufacture and Commercialization of the Product pursuant to this Agreement pending resolution of any dispute with respect to any budget.

14. TERM AND TERMINATION

     14.1 Term. This Agreement shall commence as of the Effective Date. Unless sooner terminated as provided herein and except as provided below, the provisions of this Agreement shall continue in effect until, and such provisions shall expire upon, the date on which all development has been discontinued with permanent intent (for this purpose including, without limitation, any development by Aphton, XOMA, an Aphton Marketing/Development Partner, a XOMA Marketing/Development Partner or a Joint Marketing/Development Partner of a Product for Regions for which a Party has Opted Out) and all Products Developed hereunder are no longer being commercialized by Aphton, XOMA, an Aphton Marketing/Development Partner, a XOMA Marketing/Development Partner or a Joint Marketing/Development Partner in any country of the Territory (for this purpose including, without limitation, any commercialization of a Product for Regions for which a Party has Opted Out).

14.2 Termination Rights.

     (a) Without Cause. Either Party may terminate this Agreement without cause following six (6) months' written notice to the other Party. The terminating Party shall honor all of its financial and other obligations during such six (6) month term.

     (b) Either Party for Breach. Upon any material breach of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may terminate this Agreement by providing thirty (30) days' written notice to the Breaching Party in the case of a breach of a payment obligation and sixty (60) days' written notice to the Breaching Party in the case of any other material breach. Such notice shall describe the alleged breach with sufficient particularity to allow the Breaching Party to remedy or otherwise respond, and shall expressly state the intent to terminate under this Section 14.2(b). The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period. Notwithstanding the foregoing, (i) if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Agreement immediately upon written notice to the Breaching Party and (ii) if such breach (other than a payment breach), by its nature, is curable, but not within the forgoing cure period, then such cure period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses commercially reasonable efforts to cure such breach in accordance with such written plan; provided that no such extension shall exceed ninety (90) days without the consent of the Non-Breaching Party.

     (c) Either Party for Bankruptcy. If voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization or the dissolution of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within sixty (60) days thereafter, the other Party may immediately terminate this Agreement effective upon notice of such termination.

     (d) Deemed Termination. In the event that a Party Opts Out of all Products then in active Development or Commercialization in all Regions throughout the Territory, such Party shall be deemed to have terminated this Agreement pursuant to Section 14.2(a) above.

     14.3 Pre-Termination Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination or expiration. Such termination or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

     14.4 Remedies. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each Party shall have all other rights and remedies at law or equity to enforce this Agreement.

     14.5 Post-Termination Rights.

     (a) In the event of termination by Aphton under Section 14.2(b) or (c) or by XOMA under Section 14.2(a), XOMA will:

          (i) in the event of a termination pursuant to Section 14.2(a) or (b), at Aphton's request continue to honor all of its obligations hereunder for the six (6) month period following notice of termination by XOMA under
     Section 14.2(a) or the six (6) month period following written notice of termination by Aphton under Section 14.2(b), including cost obligations;

          (ii) if such termination occurs prior to the initiation of a Phase I Study with respect to the first Product to be Developed in the USA, at Aphton's request, negotiate in good faith a contract for the provision by XOMA of such of the services as Aphton may request as would have been provided by XOMA pursuant to the Development Program through the completion of such Phase I Study if such termination had not occurred;

          (iii) at Aphton's request, continue to honor its obligations hereunder with respect to the Manufacture and supply of Product on the terms and conditions set forth in Article 6 for a period of (A) in the event such termination occurs prior to [*] for a Product in the Field, [*] following the effective date of such termination, and (B) in the event such termination occurs after [*] for a Product in the Field, [*] following the effective date of such termination and, during such period, at Aphton's request, shall negotiate in good faith a manufacturing agreement with Aphton, on commercial terms similar to those being made available by XOMA to Third Parties for manufacturing at that time, for the manufacture and supply of Product sufficient to satisfy reasonably anticipated demand (clinical and/or commercial) for a further period to be determined; and

          (iv) at Aphton's request, (A) provide technology transfer and other assistance reasonably necessary to establish Aphton, Aphton's Affiliates or any Third Party as a manufacturer of Product; (B) the rights and licenses granted to Aphton pursuant to Sections 9.1(a)(ii) through (iv) shall continue in full force and effect and Aphton shall have a sublicensable license under the XOMA Technology, and under XOMA's rights in any Joint Technology, to make, have made, use, sell, offer for sale or import Product(s) containing, comprising or derived from an antibody or antibodies identified in the course of the Collaboration prior to such termination in the Field in the Territory and Aphton shall pay to XOMA a royalty in an amount [*] of Net Sales of such Product in the Territory (it being agreed that such royalty shall not apply to any Product(s) and Region(s) for which a royalty has previously been agreed pursuant to Section 8.5(b) and it being further agreed that in the event [*], then the dispute shall be submitted to the mediation and arbitration procedures of Section 13.2), which license shall be non-exclusive with respect to Non-Commercial Research Activities and shall otherwise be exclusive (even as to XOMA and the Other XOMA Entities) with respect to making, having made, using, offering for sale, selling and importing any such Product in the Field, and shall be subject to the payment by Aphton of any consideration payable to Third Parties under any license agreement which forms part of the XOMA Technology or other similar contractual obligations to Third Parties as well as any other limitations or restrictions in such Third Party agreements or contractual obligations; and (C) the rights and licenses granted to Aphton pursuant to Section 9.3(c) shall continue in full force and effect and Aphton shall have a license to such of the Expression and Engineering Technologies as are reasonably necessary to make, have made, use, sell, offer for sale or import Product(s) containing, comprising or derived from an antibody or antibodies identified in the course of the Collaboration prior to such termination in the Field in the Territory, which license shall be non-exclusive, shall be subject to the payment by Aphton of any consideration payable to Third Parties under any license agreement which forms part of the XOMA Technology or other similar contractual obligations to Third Parties as well as any other limitations or restrictions in such Third Party agreements or contractual obligations and shall include (I) to the extent Aphton uses any such technology in conjunction with one or more Third Parties, a covenant not to sue under the licensed patents for the benefit of any Third Party collaborator of Aphton for purposes of developing, commercializing and, if applicable, manufacturing such Products; provided, that each such covenant not to sue shall apply only to Products or potential Products with respect to which Aphton has expended significant development effort, (II) a prohibition against the exercise by Aphton of any "have made" rights with [*], (III) provisions to the effect that (i) such license shall be personal to Aphton and not assignable or sublicensable (but shall include a covenant not to sue as set forth in sub-section (I) above) and (ii) the license shall grant only the right to use the Expression and Engineering Technologies with respect to the particular molecule or molecules that are subject to the license and not the right to practice the methods of the Expression and Engineering Technologies (or any portion thereof) more generally, and (IV) such other provisions as are customary for licenses of this type; provided that all such other provisions shall not be inconsistent with the terms of this Agreement. Within ten (10) days after the end of each calendar quarter, Aphton shall submit a written report to XOMA of Net Sales (including gross sales and applicable Sales Returns and Allowances) of any Product and shall maintain records and grant access thereto as provided in
     Section 7.3 with respect to any payments due under this Section 14.5(a)(iv). Payments of the amounts required hereby shall be made within thirty (30) days of the end of the applicable calendar quarter, and the provisions of Sections 7.4 and 7.5 shall apply thereto.

Aphton shall use commercially reasonable efforts to procure from one or more Third Parties the services referred to in clause (ii) above and/or the manufacture and supply of Product, as applicable, as soon as practicable following any such termination. The [*] period, as the case may be, referred to in clause (iii) above shall be reduced to the extent XOMA provides Aphton an inventory of the Product in question, taking into account the estimated shelf life of such Product, sufficient to satisfy the reasonably anticipated demand (pursuant to any existing forecast or reasonably agreed forecasts if one does not exist) that could be manufactured during such [*] or [*] period, as the case may be. For the avoidance of doubt, in the event of termination by Aphton under
Section 14.2(b), Aphton will have recourse to seek damages under law or equity, without application of Article 13.

     (b) In the event of termination by XOMA under Section 14.2(b) or (c) or by Aphton under Section 14.2(a), Aphton will:

          (i) in the event of a termination pursuant to Section 14.2(a) or (b), at XOMA's request continue to honor all of its obligations hereunder for the six (6) month period following notice of termination by Aphton under
     Section 14.2(a) or the six (6) month period following written notice of termination by XOMA under Section 14.2(b), including cost obligations;

          (ii) if such termination occurs prior to the initiation of a Phase I Study with respect to the first Product to be Developed in the USA, at XOMA's request, negotiate in good faith a contract for the provision by Aphton of such of the services as XOMA may request as would have been provided to XOMA by Aphton pursuant to the Development Program through the completion of such Phase I Study if such termination had not occurred; and

          (iii) at XOMA's request, (A) provide technology transfer and other assistance to XOMA or its designee as is reasonably necessary for the development, manufacture and/or commercialization of any Product in the Field, and (B) the rights and licenses granted to XOMA pursuant to Sections 9.1(b)(ii) and (iii) shall continue in full force and effect and XOMA shall have a sublicensable license under the Aphton Technology, and under Aphton's rights in any Joint Technology, to make, have made, use, sell, offer for sale or import Product(s) containing, comprising or derived from an antibody or antibodies identified in the course of the Collaboration prior to such termination in the Field in the Territory and XOMA shall pay to Aphton a royalty in an amount [*] of Net Sales of such Product in the Territory (it being agreed that such royalty shall not apply to any Product(s) and Region(s) for which a royalty has previously been agreed pursuant to Section 8.5(b) and it being further agreed that in the event [*], then the dispute shall be submitted to the mediation and arbitration procedure of Section 13.2), which license shall be non-exclusive with respect to Non-Commercial Research Activities and shall otherwise be exclusive (even as to Aphton) with respect to making, having made, using, offering for sale, selling and importing any such Product in the Field, and shall be subject to the payment by XOMA of any consideration payable to Third Parties under any license agreement which forms part of the Aphton Technology or other similar contractual obligations to Third Parties as well as any other limitations or restrictions in such Third Party agreements or contractual obligations. Within ten (10) days after the end of each calendar quarter, XOMA shall submit a written report to Aphton of Net Sales (including gross sales and applicable Sales Returns and Allowances) of any Product and shall maintain records and grant access thereto as provided in Section 7.3 with respect to any payments due under this Section 14.5(b)(iii). Payments of the amounts required hereby shall be made within thirty (30) days of the end of the applicable calendar quarter, and the provisions of Sections 7.4 and 7.5 shall apply thereto.

XOMA shall use commercially reasonable efforts to procure from one or more Third Parties the services referred to in clause (ii) above as soon as practicable following such termination. For the avoidance of doubt, in the event of termination by XOMA under Section 14.2(b), XOMA will have recourse to seek damages under law or equity, without application of Article 13.

     14.6 Competing Products. During the term of this Agreement, neither Party nor any of its Affiliates shall develop, manufacture or commercialize any Products in the Field with respect to Target Antigens other than the Products being pursued by the Parties collaboratively under this Agreement. In the event XOMA terminates this Agreement pursuant to Section 14.2(a) or (d), neither XOMA nor the Other XOMA Entities shall participate in the commercialization or manufacture of any Product related to the Target Antigen(s) (as in effect at the time of such termination) for a period of [*] from the date of such termination (or, if such termination occurs after Launch of a Product, [*] from such date). For the avoidance of doubt, [*].

15. GENERAL PROVISIONS

     15.1 Certain Claims.

     (a) Each Party agrees to indemnify and hold harmless the other Party and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (such Party's "Indemnified Group") from and against any claims, judgments, expenses (including reasonable attorneys' fees), damages and awards (collectively, a "Claim") arising out of or resulting from (i) its negligence or misconduct in regard to any Product and (ii) a breach of any of its representations or warranties hereunder, except to the extent that such Claim arises out of or results from the negligence or misconduct of a Party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such Party's Indemnified Group. An indemnified Party shall promptly give notice to the indemnifying Party of any information from which it should reasonably conclude an incident has occurred that could give rise to a Claim, and in the event a Claim is made or a suit is brought, all indemnified parties shall assist the indemnifying Party and cooperate in the gathering of information with respect to the time, place, and circumstances and in obtaining the names and addresses of any injured parties and available witnesses. The failure to give the notice referred to in the preceding sentence shall not relieve a Party of its indemnification obligations, except to the extent such failure prejudices the ability of the indemnifying Party to defend against such claim. No indemnified Party shall, except at its own cost, voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying Party. Each indemnified Party shall permit the indemnifying Party to assume the defense and settlement of any Claim. The obligations set forth in this Section 15.1(a) shall survive the expiration or termination of this Agreement.

     (b) In the event of any Claim which is not the subject of the indemnities set forth in paragraph (a) above, including Claims related to products liability, arising out of or resulting from the Development, Commercialization, Manufacture, sale or clinical use of a Product but not arising out of or resulting from either Party's negligence or misconduct, such Claim shall be [*] (unless such Claim relates only to a particular Product in a particular Region as to which one Party has Opted Out and not Opted Back In, in which case all such costs shall be [*]). Each Party shall promptly give notice to the other Party of any information from which it reasonably concludes an incident has occurred that could give rise to a Claim covered by this Section 15.1(b), and in the event such a Claim is made or a suit is brought, each Party shall assist the other Party and shall cooperate in the gathering of information with respect to the time, place, and circumstances, in obtaining the names and addresses of any injured parties and available witnesses and with all reasonable requests of its and the other Party's insurer or insurers. The failure to give the notice referred to in the preceding sentence shall not relieve a Party of its cost sharing obligations, except to the extent such failure prejudices the ability of the Party to defend against such claim. Absent a conflict of interest between the Parties, each Party shall be entitled to utilize its own counsel in connection with any such Claim at its own cost and expense; in the event of such a conflict, each Party shall be entitled to utilize its own counsel and the fees and expenses of each such counsel shall be shared as provided above. [*] shall, and [*] shall permit [*] to, assume the defense and settlement of any such Claim (unless such Claim relates only to a particular Product in a particular Region as to which [*] has Opted Out and not Opted Back In, in which case [*] shall assume such defense); provided that [*] retains the right, at its own expense, to be represented by its own counsel in connection with any such Claim. The obligations set forth in this Section 15.1(b) shall survive the expiration or termination of this Agreement. (c) The Parties acknowledge that drug development, manufacturing and commercialization is risky and success is uncertain. Neither Party shall be liable to the other for consequential, punitive or other indirect damages for whatever reason in connection with performance or non-performance of its obligations and activities under this Agreement.

     15.2 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, except in the case of an assignment to a party which acquires all or substantially all of the business of the assigning Party, whether by merger, sale of assets or otherwise. This Agreement shall be binding upon and inure to the benefit of the assignor's successors, legal representatives and assigns. In no event will any assignment relieve the assigning Party of its obligations hereunder. No assignment shall take effect until the assignee notifies the non-assigning Party of such assignment and the assignee agrees to be bound by all the terms, conditions and obligations of this Agreement.

     15.3 Non-Waiver. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     15.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws in effect in the State of New York, other than those provisions governing conflicts of law. Both Parties hereby submit to the exclusive personal jurisdiction of the state and federal courts sitting in New York State.

     15.5 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Section 365(n) of Title XI of the United States Code ("Title XI"), licenses of rights to "intellectual property" as defined in Title XI. During the Term of this Agreement each Party shall create and maintain current copies to the extent practicable of all such intellectual property. If a bankruptcy proceeding is commenced by or against one Party under Title XI, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (a) upon such Party's written request following the commencement of such bankruptcy proceeding, unless the Party subject to such bankruptcy proceeding, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (b) if not delivered as provided under clause (a) above, upon such other Party's request following the rejection of this Agreement by or on behalf of the Party subject to such bankruptcy proceeding. If a Party has taken possession of all applicable embodiments of the intellectual property of the other Party pursuant to this Section 15.5 and the trustee in bankruptcy of the other Party does not reject this Agreement, the Party in possession of such intellectual property shall return such embodiments upon request. If a Party seeks or involuntarily is placed under Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), the other Party hereby elects, pursuant to Section 365(n) of Title XI, to retain all rights granted to it under this Agreement to the extent permitted by law.

     15.6 Partial Invalidity. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the Parties shall use commercially reasonable efforts to reform the portions of this Agreement declared invalid to realize the intent of the Parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

     15.7 Notice. Any notice to be given to a Party under this Agreement shall be in writing and shall be (i) personally delivered, (ii) delivered by an internationally recognized overnight courier or (iii) delivered by certified mail, postage prepaid, return receipt requested, to the Party at the address set forth below for such Party:

    To Aphton:                                To XOMA:

    Aphton Corporation                        XOMA (US) LLC
    80 SW Eighth Street, Suite 2160,          2910 Seventh Street
    Miami, FL  33130                          Berkeley, CA  94710
    Attention:  President and                 Attention:  Legal Department
                Chief Executive Officer
    With a copy (which shall                  With a copy (which shall not
    not constitute notice) to:                constitute notice) to:

    White & Case LLP                          Cahill Gordon & Reindel LLP
    1155 Avenue of the Americas               80 Pine Street
    New York, NY  10036                       New York, NY  10005
    Attention:  Dimitrios T. Drivas           Attention:  Geoffrey E. Liebmann

or to such other address as to which the Party has given notice thereof. Such notices shall be deemed given upon receipt.

     15.8 Headings. The headings appearing herein have been inserted solely for the convenience of the Parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

     15.9 No Implied Licenses or Warranties. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Neither Party warrants that any particular clinical or other studies will be conducted, or the success of those studies if conducted.

     15.10 Force Majeure. No failure or omission by the Parties hereto in the performance of any obligation of this Agreement (other than a payment obligation) shall be deemed a breach of this Agreement, nor shall it create any liability, if the same shall arise from any cause or causes beyond the reasonable control of the affected Party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the Party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the Party so affected shall use commercially reasonable efforts to avoid or remove such causes or nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

     15.11 Survival. Termination or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination or expiration, including damages arising from any breach hereunder. In addition, Sections 7.3, 8.5(b), 8.6, 9.1(a)(iii), 10.1, 10.5, 10.6, 14.3, 14.4, 14.5 and 14.6 and Articles 1, 11, 12
and 15 shall survive any such termination or expiration.

     15.12 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the Parties relating to the subject matter hereof.

     15.13 Amendments. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either Party unless in writing and signed by the Parties.

     15.14 Independent Contractors. It is understood that both Parties hereto are independent contractors and engage in the operation of their own respective businesses, and neither Party hereto is to be considered the agent or partner of the other Party for any purpose whatsoever. Neither Party has any authority to enter into any contracts or assume any obligations for the other Party or make any warranties or representations on behalf of the other Party.

     15.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

     15.16 Conflicts. In the event that there is a conflict between the text of this Agreement and any Schedule hereto, the text of this Agreement shall control.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

XOMA (US) LLC                            APHTON CORPORATION


By:                                      By:
        ----------------------------             -------------------------------
Name:    Clarence L. Dellio              Name:    Patrick Mooney, M.D.
Title:   Senior Vice President and       Title:   President and Chief
         Chief Operating Officer                  Executive Officer

                                                                      SCHEDULE A


                     DETERMINATION OF OPERATING PROFIT/LOSS


     1. Definitions. For the purpose of this Schedule A and where otherwise used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Allocable Overhead" means costs incurred by a Party or for its account with respect to the Product that are attributable to a Party's facilities and occupancy costs, and its supervisory, information systems and purchasing functions and that are allocated to company departments based on space occupied or headcount or other activity-based method. Allocable Overhead shall not include any costs attributable to general corporate activities, including, by way of example, executive management, investor relations, business development, legal affairs and finance.

     1.2 "Allowable Expenses" means the sum of the following (without any item being accounted for more than once):

     (a) Commercialization Expenses;

     (b) Cost of Goods Sold;

     (c) Development Expenses;

     (d) Distribution Expenses; and

     (e) Sales and Marketing Expenses.

     1.3 "Aphton Marketing/Development Partner Revenue" means all license fees, royalties, milestone payments and other income or items of value (including without limitation any premium received on an equity investment in Aphton, by such Aphton Marketing/Development Partner) received by Aphton or from an Aphton Marketing/Development Partner in respect of a Product, less any amounts specifically incurred in connection with acquiring such income (e.g. attorneys' fees to establish underlying agreements with an Aphton Marketing/Development Partner or any potential Aphton Marketing/Development Partner) and less any reasonable amounts of indemnity actually paid by Aphton under any agreements with an Aphton Marketing/Development Partner.

     1.4 "Commercialization Expenses" means all actual costs and expenses (including labor) that are attributable to Commercialization activities with respect to the Product incurred in accordance with the applicable Commercialization Plan, including Allocable Overhead. Commercialization Expenses shall include: (i) costs and expenses related to Post-Approval Studies related to Product, (ii) infrastructure required to support and maintain patient/safety surveillance as required by applicable Regulatory Authorities attributable to Product, including medical staff support and pharmacovigilence systems and procedures, (iii) out-of-pocket costs and expenses of maintaining Regulatory Approvals in the Territory, (iv) royalty and other amounts paid by a Party to Third Parties in connection with the use of Third Party technology related to the use or sale of Product, (v) the costs of product recalls, product liability claims, awards and damages which are not subject to the indemnities set forth in
Section 15.1, and Product liability insurance premiums, and (vi) costs and expenses incurred in connection with pricing and reimbursement matters, managed care and formulary management, and governmental affairs activities directly relating to a Product.

     1.5 "Cost of Goods Sold" or "COGS" means, to the extent that Product is sourced from XOMA, the unit cost of manufacture of Product (i.e., direct material and direct labor costs, plus manufacturing overhead fairly allocated to Product, all calculated in accordance with generally accepted accounting principles, consistently applied). Direct material costs means the actual costs incurred in manufacturing or purchasing materials, including freight-in costs, sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components. Direct labor costs means the actual cost of employees engaged in direct manufacturing activities and quality control and quality assurance activities who are directly employed in manufacturing and packaging Product. Overhead attributable to Product will include a reasonable allocation of indirect labor (not previously included in direct labor costs), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs, all in accordance with generally accepted accounting principles, consistently applied. Overhead will not include corporate administrative overhead or plant start-up costs or costs associated with excess capacity. All allocations will be based on the assumption that XOMA's plant and equipment are utilized to their reasonable full capacity, and all costings and allocations shall be consistent with the methods used for such costings and allocations for XOMA's internal purposes. More specifically, the components of Cost of Goods Sold shall comprise: (a) direct labor (fermentation, purification personnel); (b) direct materials; (c) facility costs (rent, property taxes, depreciation of leaseholds, utilities, spare parts, maintenance contracts); (d) manufacturing equipment depreciation; (e) allocations for information technology, document control, quality engineering, purchasing, warehouse management, microbiology (with such allocations to be based on estimated service levels, headcount or square footage occupancy depending on the category); (f) indirect labor (manufacturing supervision); (g) manufacturing department overhead (uniforms, materials used in plant maintenance); (h) quality assurance/quality control; and (i) such other similar costs as may be reasonably included in such definition.

     To the extent that Product is sourced from a Third Party manufacturer, the actual price paid by a Party to the Third Party for the manufacture, supply and packaging of the Product shall be the Cost of Goods Sold.

     1.6 "Development Expenses" means the reasonable internal and external costs set forth in the Development Plans incurred by either Party in the Development of a Product in accordance with each such Development Plan, including:

          (a) all directly related out-of-pocket costs and expenses incurred, including payments to investigators, contract research organizations, and consultants, for preclinical studies, pharmacodynamic or pharmacokinetic studies, molecular biology, toxicology studies, data management, statistical design, programming and analysis, clinical studies, clinical trial management, document preparation and review, subject recruitment and reimbursement, insurance, contract negotiation, travel and BLA (including chemistry and manufacturing controls) preparation;

          (b) fees incurred in connection with filings with Regulatory Authorities (including pharmacoeconomic studies and any other clinical studies reasonably necessary for Regulatory Approval by relevant Regulatory Authorities to sell such Product in each country);

          (c) Manufacturing Development Expenses;

          (d) costs incurred under any Third Party licenses entered into prior to the Effective Date and disclosed to the other Party prior to the Effective Date or in accordance with Section 4.7(b);

          (e) the costs and expenses of clinical supplies, lab supplies, animals and other direct charges for such efforts as set forth in the Development Plan, including: (i) the Cost of Goods Sold of such supplies; (ii) costs and expenses incurred to purchase and/or package comparator or combination drugs or devices; and (iii) costs and expenses of disposal of clinical samples;

          (f) the costs of internal scientific, medical, technical, and or managerial personnel engaged in such efforts (to the extent not accounted for in other provisions of this definition, e.g., in Cost of Goods Sold under clause (e)), which costs shall be determined based on the FTE Costs, unless another basis is otherwise agreed upon by the Parties in writing; and

          (g) any other costs explicitly included in the budgets for the Development Plans.

     1.7 "Distribution Expenses" means a Party's reasonable costs and expenses (including labor) related to storage and distribution of Product, including (i) handling and transportation to fulfill orders, (ii) customer services, including order entry, billing and adjustments, inquiry and credit and collection, (iii) cost of facilities and labor utilized for the storage and/or distribution of the Product and/or (iv) amounts paid to Third Parties in respect of storage and/or distribution of Product, in an aggregate amount not to exceed three percent (3%) of Net Sales.

     1.8 "Joint Marketing/Development Partner Revenue" means all license fees, royalties, milestone payments and other income or items of value (including without limitation any premium received on an equity investment in Aphton or XOMA, as the case may be, by such Joint Marketing/Development Partner) received by Aphton or XOMA from a Joint Marketing/Development Partner in respect of a Product, less any amounts specifically incurred in connection with acquiring such income (e.g. attorneys' fees to establish underlying agreements with a Joint Marketing/Development Partner or any potential Joint Marketing/Development Partner) and less any reasonable amounts of indemnity actually paid by Aphton or XOMA under any agreements with a Joint Marketing/Development Partner.

     1.9 "Manufacturing Development Expenses" means, with respect to the Development of a Product as set forth in the applicable Manufacturing Plan, the reasonable internal costs of XOMA and the actual costs billed to XOMA or the Collaboration by Third Parties, each in accordance with the budget set forth in the applicable Manufacturing Plan, incurred in process development, process validation, process improvement, formulation development, manufacturing scale-up and recovery costs, the development of standard operating procedures, batch records, and quality assurance and quality control methods and procedures, and the production of qualification lots, all costs incurred in obtaining and maintaining approval specifically for the manufacture of such Product for commercial sale, and the costs for preparing, submitting, reviewing or developing data or information for the purpose of a drug master file or for submission to a Regulatory Authority to obtain or retain such approvals.

     1.10 "Net Sales" means the gross amount invoiced for sales of a Product sold by Aphton or its Affiliates, XOMA or its Affiliates, Aphton Marketing/Development Partners, Joint Marketing/Development Partners or XOMA Marketing/Development Partners, as the case may be, to Third Parties less reasonable Sales Returns and Allowances. In the case of any sale of a Product between or among Aphton, its Affiliates, Aphton Marketing/Development Partners, Joint Marketing/Development Partners or XOMA Marketing/Development Partners, as the case may be, Net Sales shall be calculated only on the value charged or invoiced on the first arm's length sale thereof to a Third Party.

     In the event a Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product, during the applicable reporting period, by the fraction, A/(A+B), where A is the weighted average sale price of the Product when sold separately in finished form in the country in which the Combination Product is sold and B is the weighted average sale price of the other product(s) included in the Combination Product when sold separately in finished form in the country in which the Combination Product is sold, in each case during the applicable royalty reporting period. In the event that such average sale price cannot be determined for both the Product and all other product(s) included in the Combination Product, Net Sales shall be mutually agreed by the Parties in good faith based on the relative value contributed by each component. As used above, the term "Combination Product" means any product that comprises the Product and other active compounds and/or active ingredients and/or delivery devices that are not themselves the Product.

     In the case of pharmacy incentive programs, hospital performance incentive program chargebacks and/or similar programs or discounts on "bundles" of products, Aphton may discount, with notice to XOMA, the bona fide list price of a Product by the average percentage discount of all Aphton products in a particular "bundle," calculated as follows:

Average percentage discount            =    A   X     100
on a particular "bundle"                    B

where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such "bundle." Aphton shall provide XOMA documentation, reasonably acceptable to XOMA, establishing such average discount with respect to each "bundle." If a Product is not sold separately and no bona fide list price exists for such Product, the parties shall negotiate in good faith an imputed bona fide list price for such Product.

     1.11 "Sales and Marketing Expenses" means all reasonable costs and expenses (including labor) that are attributable to the distribution, sale, promotion and marketing of a Product (including all pre-launch activities), calculated on a fully burdened basis, including Allocable Overhead attributable thereto. Sales and Marketing Expenses include the following:

     "Advertising" means all media costs and expenses associated with Product advertising including: production expense/artwork including set up; design and art work for an advertisement; the cost of securing print space, air time, etc. in newspapers, magazines, trade journals, television, radio, billboards, etc.

     "Consumer Promotion" means all costs and expenses associated with programs to promote a Product directly to the prescriber or end user, including expenses associated with promoting the Product directly to the professional community such as professional samples, professional literature, promotional material costs, patient aids and detailing aids.

     "Education" means all costs and expenses associated with professional education with respect to a Product through any means, including articles appearing in journals, newspapers, magazines or other media; seminars, and conventions; symposia, advisory boards and opinion leader development activities; and the costs and expense of medical liaisons.

     "Market and Consumer Research" means all compensation and departmental expenses for market and consumer research personnel and payments to Third Parties related to conducting and monitoring professional and consumer appraisals of existing, new or proposed competitors to the Product, such as market share services (e.g., IMS data), special research testing and focus groups.

     "Marketing Management" means all product management and sales promotion management compensation and departmental costs and expenses, including costs associated with developing overall sales and marketing strategies (e.g., product line or customer segment), as well as planning and programs for the Product. In addition, payments to Third Parties in connection with trademark selection, filing, prosecution and enforcement will be included in this category.

     "Selling Expenses" means all costs directly associated with the efforts of field sales representatives with respect to the Product to the extent approved by the Steering Committee, including field sales force; field sales offices; district, regional and home offices; staffs directly involved in the management of and the performance of the selling functions; sales training and meetings; call reporting and other monitoring/tracking activities, and payments to Third Parties under contract sales and marketing agreements. The Parties shall agree in advance on the rate(s) of reimbursement for Details.

     "Trade Promotion" means all allowances given to retailers, brokers, distributors, hospital buying groups, etc. for purchasing, promoting, and distribution of the Product, including purchasing, advertising, new distribution, and display allowances as well as free goods, wholesale allowances and reasonable field sales samples.

     1.12 "Sales Returns and Allowances" with respect to a Product, means (a) ordinary and customary trade discounts actually allowed; (b) credits, rebates and returns (including, but not limited to, wholesaler and retailer returns);
(c) payments and rebates directly related to the sale of Product accrued, paid or deducted pursuant to agreements with managed care organizations or governmental regulations; (d) freight, postage, insurance and duties paid; (e) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities whether or not specifically identified as such in the invoice to the Third Party and (f) bad debt expense.

     2. Marketing/Development Partners. In the event that Aphton exercises its rights under Section 5.2 or Section 5.5, the definitions set forth in Section 1 of this Schedule A shall be interpreted to include, and the calculation contemplated by Section 3 of this Schedule A shall include, revenues, costs and expenses of the Aphton Marketing/Development Partner or Joint
Marketing/Development Partner, as applicable.

     3. Operating Profit/Loss. Operating Profit/Loss shall be calculated by determining, in the manner provided in Section 4 below, the sum of Net Sales of Products and any Joint Marketing/Development Partner Revenues (excluding both of the foregoing with respect to any Products as to which either Party has Opted Out and not Opted Back In) and then subtracting the Allowable Expenses incurred by Aphton and XOMA (and/or any Aphton Marketing/Development Partner or Joint Marketing/Development Partner) in respect of Products (excluding any Products as to which either Party has Opted Out and not Opted Back In) in the relevant time period. For the avoidance of doubt, [*].

     4. Quarterly Reporting, Reconciliation and Payments.

     4.1 Within ten (10) days after the end of each calendar quarter, XOMA shall submit a written report to Aphton setting forth in reasonable detail Allowable Expenses incurred by or on behalf of XOMA in the Territory during such calendar quarter. Within ten (10) days after the end of each calendar quarter, Aphton shall submit a written report to XOMA setting forth in reasonable detail Net Sales (including Sales Returns and Allowances), Joint Marketing/ Development Partner Revenues and Allowable Expenses (including Cost of Goods Sold, Distribution Expenses, Sales and Marketing Expenses and Commercialization Expenses) incurred by or on behalf of Aphton (and/or any Aphton Marketing/Development Partner or Joint Marketing/Development Partner) in the Territory during such calendar quarter. Within ten (10) days of receipt of XOMA's report, Aphton shall provide to XOMA a report setting forth in reasonable detail the calculation of Operating Profit/Loss and the calculation of any net amount owed by Aphton to XOMA or by XOMA to Aphton, as the case may be, in order to ensure the sharing of Operating Profit/Loss specified in Section 7.1. For the avoidance of doubt, the Parties intend that, after reconciliation, (A) Aphton (and any Aphton Marketing/Development Partner) will, in aggregate, have paid or received (as applicable) seventy percent (70%) of the Operating Profit/Loss; and
(B) XOMA (and any XOMA Marketing/Development Partner) will, in aggregate, have paid or received (as applicable) thirty percent (30%) of the Operating Profit/Loss.

     The net amounts payable under this subsection shall be paid by Aphton or XOMA, as the case may be, within thirty (30) days after the end of the relevant calendar quarter.

     In the event that any Party has Opted Out of a particular Region with respect to a Product, the above reports, calculations and payments shall be provided and carried-out on a Region-by-Region basis.

     4.2 Costs and expenses included in Cost of Goods Sold, Distribution Expenses, Sales and Marketing Expenses and Commercialization Expenses shall not be double counted (i.e., any item of expense included in any expense category shall not also be included in any other expense category).

     4.3 Disputes regarding this Schedule A shall be submitted to the dispute resolution procedures of Article 13.

                                                                   SCHEDULE 1.1A


                        PHAGE DISPLAY LICENSE AGREEMENTS


License Agreement between [*] and XOMA Ireland Limited dated as of [*]

License Agreement between [*] and XOMA Ireland Limited dated as of [*]

License Agreement between [*] and XOMA Technology Ltd. dated as of [*]

Antibody Library License Agreement between [*] and XOMA Technology Ltd dated as of [*]

License Agreement between [*] and XOMA Ireland Limited dated as of [*]

                                                                   SCHEDULE 1.1B


                             TARGET ANTIGEN SEQUENCE


                                       [*]

                                                                 SCHEDULE 3.1(b)


                        ACCEPTANCE CRITERIA FOR PRODUCTS


                                       [*]

                                                                    SCHEDULE 4.2


                            INITIAL DEVELOPMENT PLAN

                                                          Duration of
Year        Budget       Activities                       Activity

[*]         ~$ [*]       [*]                              [*] months
                         [*]                              [*] months
[*]         ~$ [*]       [*]                              [*] months

                         [*]                              [*] months

                         [*]                              [*]

                         [*]                              [*] months

                         [*]                              [*] months
[*]         ~$[*]        [*]                              [*] months

                         [*]                              [*]

                                                                    SCHEDULE 8.1


                               OPT-OUT MILESTONES


                                       [*]